EXHIBIT 10.11

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                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                      SOUTH DAUPHIN II LIMITED PARTNERSHIP

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                        AGREEMENT OF LIMITED PARTNERSHIP
                     OF SOUTH DAUPHIN II LIMITED PARTNERSHIP
                           A TEXAS LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

        1.01   CERTAIN DEFINITIONS.............................................1
        1.02   OTHER DEFINITIONS..............................................11

                                   ARTICLE II
                                  ORGANIZATION

        2.01   FORMATION......................................................11
        2.02   NAME...........................................................11
        2.03   REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE
               IN THE UNITED STATES; OTHER OFFICES............................11
        2.04   PURPOSES.......................................................11
        2.05   CERTIFICATE; FOREIGN QUALIFICATION.............................12
        2.06   TERM...........................................................12
        2.07   MERGER OR CONSOLIDATION........................................12

                                   ARTICLE III
             PARTNERS REPRESENTATIONS AND DISPOSITIONS OF INTERESTS

        3.01   INITIAL PARTNERS...............................................12
        3.02   CERTAIN REPRESENTATIONS AND WARRANTIES.........................13
        3.03   RESTRICTIONS ON THE DISPOSITION OF AN INTEREST.................13
        3.04   ADDITIONAL PARTNERS............................................16
        3.05   INTERESTS IN A PARTNER.........................................16
        3.06   WARRANTY AS TO NET WORTH OF GENERAL PARTNER....................17
        3.07   REPRESENTATIONS AND WARRANTIES OF OEDC.........................17

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

        4.01   INITIAL CONTRIBUTIONS AND MANDATORY OPERATIONS.................19
        4.02   SUBSEQUENT CONTRIBUTIONS FOR ACTIVITIES
               ON PARTNERSHIP PROPERTY........................................21
        4.03   OPPORTUNITIES IN THE AREA OF MUTUAL INTEREST...................22
        4.04   RETURN OF CONTRIBUTIONS........................................22
        4.05   ADVANCES BY THE GENERAL PARTNER................................22
        4.06   CAPITAL ACCOUNTS...............................................22
        4.07   PERSONAL LIABILITY.............................................24

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

        5.01   ALLOCATION FOR CAPITAL ACCOUNT PURPOSES........................25
        5.02.  INCOME TAX ALLOCATIONS.........................................28
        5.03   ALLOCATIONS - TRANSFERS OF INTERESTS...........................30
        5.04   DISTRIBUTIONS..................................................30
        5.05   DETERMINATION OF PAYOUT........................................32

                                   ARTICLE VI
                            MANAGEMENT AND OPERATION

        6.01   MANAGEMENT OF PARTNERSHIP AFFAIRS..............................32
        6.02   MAJOR DECISIONS................................................34
        6.03   COSTS AND EXPENSES.............................................36
        6.04   NATURE OF RELATIONSHIP.........................................37
        6.05   INDEMNIFICATION................................................37
        6.06   POWER OF ATTORNEY..............................................39

                                   ARTICLE VII
                   OPTION TO CONVERT TO A NET PROFITS INTEREST

        7.01   NET PROFITS INTEREST...........................................39
        7.02   SPECIAL WITHDRAWAL.............................................40
        7.03   BUY-SELL RIGHT.................................................40
        7.04   BUY DOWN PAYOUT................................................41

                                  ARTICLE VIII
                            RIGHTS OF OTHER PARTNERS

        8.01   INFORMATION....................................................42
        8.02   LIMITATIONS....................................................42
        8.03   MEETINGS.......................................................42
        8.04   LIMITED LIABILITY..............................................42

                                   ARTICLE IX
                                      TAXES

        9.01   TAX RETURNS....................................................42
        9.02   TAX ELECTIONS..................................................42
        9.03   TAX MATTERS PARTNER............................................43

                                    ARTICLE X
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

        10.01  MAINTENANCE OF BOOKS...........................................43
        10.02  REPORTS........................................................43
        10.03  OTHER REPORTS..................................................44
        10.04  BANK ACCOUNTS..................................................45

                                   ARTICLE XI
                      WITHDRAWAL, BANKRUPTCY, REMOVAL, ETC.

        11.01  WITHDRAWAL, BANKRUPTCY, ETC. OF MANAGING GENERAL PARTNER.......45
        11.02  REMOVAL OF MANAGING GENERAL PARTNER............................46
        11.03  CONVERSION OF INTEREST.........................................47
        11.04  BANKRUPT PARTNERS..............................................47

                                   ARTICLE XII
                    DISSOLUTION, LIQUIDATION, AND TERMINATION

        12.01  DISSOLUTION....................................................48
        12.02  LIQUIDATION AND TERMINATION....................................49
        12.03  RESTORATION OF DEFICIT CAPITAL ACCOUNT.........................50
        12.04  CANCELLATION OF CERTIFICATE....................................50

                                  ARTICLE XIII
                               GENERAL PROVISIONS

        13.01  CONFIDENTIALITY................................................50
        13.02  NOTICES........................................................50
        13.03  ENTIRE AGREEMENT; SUPERSEDURE..................................51
        13.04  EFFECT OF WAIVER OR CONSENT....................................51
        13.05  AMENDMENT OR MODIFICATION......................................51
        13.06  BINDING EFFECT; JOINDER OF ADDITIONAL PARTIES..................51
        13.07  CONSTRUCTION...................................................51
        13.08  FURTHER ASSURANCES.............................................52
        13.09  DEEMED ASSENT..................................................52
        13.10  WAIVER OF CERTAIN RIGHTS.......................................52
        13.11  COUNTERPARTS...................................................52
        13.12  ARBITRATION....................................................52


Exhibit A     -     Form of Assignment
Exhibit B     -     Description of Property Contributed as Partnership Property
Exhibit C     -     Form of Net Profits Interest
Exhibit D     -     Insurance
Exhibit E     -     Form of Accounting Procedure
Exhibit F     -     Minimum Schedules
Exhibit G     -     [Deleted]
Exhibit H     -     Production Handling Agreement
Exhibit I     -     Mandatory Operations

Schedule 1    -     Disclosures of OEDC

                        AGREEMENT OF LIMITED PARTNERSHIP
                     OF SOUTH DAUPHIN II LIMITED PARTNERSHIP
                           A TEXAS LIMITED PARTNERSHIP

        This Agreement of Limited Partnership (this "Agreement") is made and entered into as of July 25, 1996, by and among the Partners.

        For and in consideration of the mutual covenants, rights, and obligations set forth herein, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and the sufficiency of which each Partner acknowledges and confesses, the Partners agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        1.01 CERTAIN DEFINITIONS. As used herein, the following terms have the following respective meanings:

               "Abandonment Costs" shall mean the actual costs of plugging and abandoning any wells that are located on Partnership Property and have produced oil and gas, or either of them, in commercial quantities, the costs of dismantling and salvaging any platforms, pipelines, other facilities and structures on Partnership Property and all other costs associated with the restoration of Partnership Property in accordance with applicable law (including, if applicable, the rules and regulations of the Minerals Management Service of the United States Department of the Interior), net of estimated salvage value of any salvageable equipment or personalty.

               "Abandonment Cost Reserve Account" shall have the meaning attributed to it in Section 6.03.

               "Act" means the Texas Revised Limited Partnership Act and any successor statute, as amended from time to time.

               "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership,
        (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by
        (i) the amount of all deductions in respect of depletion that, as of the end of the fiscal year, are expected to be made to such Partner's Capital Account in respect of the oil and gas properties of the Partnership, (ii) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (iii) the amount

                                        1

        of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.01(e)(i) or 5.01(e)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation
        Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.06(d)(i) or 4.06(d)(ii). Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is subsequently adjusted pursuant to Section 4.06(d)(i) or 4.06(d)(ii).

               "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under common control with another Person. As used in this definition of "Affiliate" and in Section 7.02, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, partnership interests, by contract, by acting as a general partner, manager or otherwise; and without limiting the foregoing it shall be deemed that the ownership of more than 50% of the voting securities, partnership interests or percentage interest of another Person shall be deemed to meet such control test.

               "AFE" has the meaning given in Section 4.01(c).

               "AFE Expenditure Report" has the meaning given in Section
        4.01(c).

               "Aggregate Minimum Schedule" has the meaning given in Section 5.04(a)(i).

               "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.01.

               "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as agreed by the Partners.

               "Agreement" means this Agreement of Limited Partnership as the same may be amended from time to time.

               "Anticipated Rate - Pressure Schematic" means the information concerning the expected pressures and flow rates for the wells to be drilled in the Viosca Knoll area as set forth in the information provided to JEDI by OEDC prior to the date of this Agreement.

                                        2

               "Approved AFE" has the meaning given in Section 4.01(c).

               "Area of Interest Agreement" means the Area of Interest Agreement dated as of March 3, 1993 between OEDC and Enron Finance Corp., as amended from time to time.

               "Assets" or "Asset" means, collectively or singularly, (i) the Subject Interests, together with all rights, titles, interests, appurtenances, benefits and privileges of OEDC prior to the Assignment attributable to each Subject Interest; (ii) all rights of OEDC prior to the Assignment with respect to all contracts, agreements, instruments, governmental orders, and contractual rights which cover or relate in any way whatsoever to the Subject Interests; (iii) all rights of OEDC prior to the Assignment with respect to all easements, rights-of-ways, rights, permits, licenses and servitudes which are used or held in connection with the exploration, development or operation of the Subject Interests or the transportation of production therefrom; and (iv) all files, records, data and documentation of OEDC prior to the Assignment pertaining or related to the Subject Interests and/or assets described in clauses (i) through (iii).

               "Assignment" means the Assignment of Oil and Gas Leases in the Form of Exhibit A.

               "Bankrupt Partner" means any Partner (whether a General Partner or a Limited Partner) with respect to which an event of the type described in section 4.02(a)(4) or (5) of the Act shall have occurred, subject to the lapsing of any period of time therein specified.

               "Before Payout Partnership Percentages" means the respective percentages set forth below, as same may be changed or amended from time-to-time.

                      OEDC, as a General Partner                 1%

                      OEDC, as a Limited Partner                 14%

                      JEDI, as a Limited Partner                 85%

               "Budgeted AFE Amount" has the meaning assigned in Section
        4.01(e).

               "Business Day" means any day other than a Saturday, a Sunday, or a holiday on which banks in the State of Texas are authorized by law to close.

               "Buy Down Payout" has the meaning given in Section 7.04(a) or
        (b).

               "Capital Account" means the capital account maintained for a Partner pursuant to Section 4.06.

                                        3

               "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership.

               "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, depletion, amortization and cost recovery deductions charged to the Partners' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership Property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.06(d)(i) and 4.06(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties.

               "Certificate" means the Certificate of Limited Partnership of the Partnership, as it may be amended or restated from time to time.

               "Code" means the Internal Revenue Code of 1986, and any successor statute, as amended from time to time.

               "Contributed Property" means each property or other asset, but excluding cash, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to
        Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.06(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

               "Cost Credit" has the meaning given in Section 4.01(e).

               "Cost Overrun" has the meaning given in Section 4.01(e).

               "Cumulative Preferred Return" means the sum of the Daily Preferred Return for each day commencing with the date of this Agreement (or such other beginning date when the context so indicates) through the date of calculation.

               "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.01(j)(viii).

               "Daily Preferred Return" means for any day commencing on the date of this Agreement and ending on the day Payout occurs, the product of
        (a) the balance in the Investment Account-JEDI at the end of such day times (b) 0.000382983.

               "Deficit Account" has the meaning given in Section 5.04(a)(i).

                                        4

               "Dispose," "Disposing," or "Disposition" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance, or an agreement to accomplish any of the foregoing.

               "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

               "ECT" means Enron Capital & Trade Resources Corp.

               "Elected Capital Contribution" has the meaning given in Section 4.01(e).

               "Engineering Fee" means an annual fee of $10,000 per year to be paid to Enron Finance Corp. by the Partnership commencing on the date of this Agreement and on each annual anniversary of such date.

               "Environmental Laws" means any and all laws or regulations pertaining to health or the environment in effect in any and all jurisdictions in which the Partnership is conducting or at any time has conducted business, or where any property of the Partnership is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any property of the Partnership is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

               "Gas Contract" means the Gas Purchase Agreement to be entered into between the Partnership and ECT after the date of this Agreement on terms mutually acceptable to OEDC and ECT.

               "Gathering Agreement" means the Gathering Agreement between the Partnership and Dauphin Island Gathering Partners to be entered into between them after the date of this Agreement on terms mutually acceptable to OEDC and ECT.

                                        5

               "General Interest Rate" means a rate equal to the lesser of (a) one and one-half (1 1/2) percentage points above a varying rate per annum that is equal to the interest rate publicly quoted by The Chase Manhattan Bank, N.A. or its successors from time to time as its prime commercial or similar reference interest rate, with adjustments in such varying rate to be made on the same date as any change in such rate, and
        (b) the maximum rate permitted by applicable law.

               "General Partner" means any Person executing this agreement as of the date hereof as a general partner or hereafter admitted to the Partnership as a general partner as herein provided, but shall not include any Person who has ceased to be a general partner in the Partnership.

o                     "Good and Marketable Title" means such record and
               beneficial title that (i) entitles the Partnership to receive, from its ownership of record in each Lease, a percentage of all Hydrocarbons produced, saved and marketed from each well located on each Lease, not less than the net revenue interest set forth in Exhibit B for the respective Lease, without reduction, suspension or termination for the respective productive life of such well; (ii) obligates the Partnership to bear a percentage of the costs and expenses relating to operations on and the maintenance and development of each Lease and each well located on each Lease not greater than the undivided leasehold or operating rights interest set forth in Exhibit B for the respective Lease without increase for the respective productive life of each such well; (iii) entitles the Partnership to a share of the working interest or operating rights in each Lease which is not less than the undivided leasehold or operating rights interest set forth in Exhibit B for the respective Lease; and
               (iv) is free and clear of any encumbrances, liens, mortgages, or pledges, preferential purchase rights or requirements for consents to assignment applicable to or exercisable as a result of the Assignment, and any other defects that would materially affect or interfere with the operation, use, possession, ownership or value thereof, except for the Permitted Encumbrances.

               "Hydrocarbons" means all oil, condensate, gas and other liquid and gaseous hydrocarbon substances.

               "Independent Petroleum Engineer" means Ryder Scott Company or any other reputable knowledgeable third party petroleum engineering firm designated by the Managing General Partner and acceptable to JEDI.

               "Investment Account-JEDI" means an account to be maintained for JEDI by the Managing General Partner which shall equal at any time (a) the sum of all Capital Contributions made by JEDI plus (b) the Cumulative Preferred Return less (c) the sum of all distributions from the Partnership to JEDI; provided, however, the Investment Account-JEDI shall not include any Elected Capital Contributions and distributions related thereto pursuant to Section 4.01(e).

                                        6

               "JEDI" means Joint Energy Development Investments Limited Partnership, a Delaware limited partnership , and any of its successors or assigns as a Limited Partner.

               "Lease" means an oil an gas lease described, referred to or identified in Exhibit B, as to all lands and depths described in such lease (or the applicable part or portion thereof if specifically limited in depth and/or areal extent in Exhibit B), together with any renewal or extension of such lease (as to all or any part or portion thereof), and any replacement lease taken upon or in anticipation of expiration or termination of such lease (if executed and delivered during the term of or within one (1) year after expiration of the predecessor lease), as to all lands and depths described in the predecessor lease (unless the predecessor lease is specifically limited in depth or areal extent in Exhibit B in which event only such portion of such lease shall be considered a renewal or extension or a replacement lease and subject to the terms of this Agreement), and all renewals and extensions of such replacement leases.

               "Legal Requirement" means any requirement imposed pursuant to any statute, rule, regulation, order, permit or license of any applicable governmental authority or by any applicable court order.

               "Limited Partner" means any Person executing this Agreement as of the date hereof as a limited partner or hereafter admitted to the Partnership as a limited partner as herein provided, but shall not include any Person who has ceased to be a limited partner in the Partnership.

               "Managing General Partner" means OEDC or any other Person designated as Managing General Partner pursuant to the provisions hereof.

               "Mandatory Operations" means the oil and gas operations on Partnership Property described on Exhibit I.

               "Minimum Schedules" has the meaning given in Exhibit F.

               "MMS" means the U.S. Department of Interior, Minerals Management Service.

               "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 4.06(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

                                        7

               "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.06(b) and shall not include any items allocated under Sections 5.01(c)-(h). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

               "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.06(b) and shall not include any items allocated under Sections 5.01(c)-(h). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Income, or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

               "Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

               "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

               "OEDC" means OEDC Exploration & Production, L.P.

               "Operative Agreements" has the meaning given in Section 6.01(ix).

               "Partner" means any General Partner or Limited Partner and "Partners" means collectively all of the General Partners (if more than one) and Limited Partners.

               "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

               "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

               "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

                                        8

               "Partnership" has the meaning given it in Section 2.01.

               "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

               "Partnership Percentages" means the respective percentages as set forth below, as same may be changed or amended from time to time:

                      OEDC, as a General Partner                 1%

                      OEDC, as a Limited Partner                 74%

                      JEDI, as a Limited Partner                 25%

               "Partnership Property" means all real, personal and mixed property owned by the Partnership from time to time.

               "Payout" means the earlier to occur of (a) that point at which the Investment Account-JEDI equals zero or (b) Buy Down Payout.

               "Permitted Encumbrances" is defined in the Assignment.

               "Person" means any individual, natural person, corporation, joint venture, partnership, limited partnership, limited liability company, trust, estate, business trust, association, governmental entity or any other entity.

               "Plan of Development" means the Plan of Development provided to JEDI by OEDC prior to the date of this Agreement, as amended or restated with the consent of all of the Partners.

               "Price Risk Management Products" means any commodity swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

               "Price Risk Management Program" means the Price Risk Management Program to be adopted by the Partnership with the consent of all Partners, as amended or restated with the consent of all Partners.

               "Production Handling Agreement" means the Production Handling Agreement in the form of Exhibit H between the Partnership and OEDC.

               "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the

                                        9

        disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

               "Required Allocations" means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to Sections 5.01(i)(i)-(vii) such allocations being directly or indirectly required by the Treasury Regulations promul gated under
        Section 704(b) of the Code.

               "Reserve Information" means the maps and seismic information covering the Subject Interests provided to JEDI from OEDC.

               "Simulated Basis" shall mean the Carrying Value of any oil and gas property (as defined in section 614 of the Code).

               "Simulated Depletion Allowance" shall mean a depletion allowance computed in accordance with federal income tax principles (as if the Simulated Basis of the property were its adjusted tax basis) and computed in the manner specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing the Simulated Depletion Allowance with respect to any property, the Simulated basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance, in the aggregate, exceed such Simulated Basis.

               "South Timbalier" means the leases described in Exhibit B under such heading.

               "Structuring Fee" means $281,918 to be paid to ECT Securities Corp. by the Partnership on the date of this Agreement.

               "Subject Interests" means the respective undivided interests set forth in Exhibit B in and to the Leases, and any and all additional right, title, interest or claim of every kind and character of OEDC prior to the Assignment in and to the Leases and all lands now or hereafter pooled, communitized or unitized therewith, even though OEDC's interest may be incorrectly or incompletely described in Exhibit B, all as the same shall be enlarged by the discharge of any burdens or by the removal of any charges or encumbrances to which any of the same may be subject, and any and all renewals and extensions of any of the same, but expressly excluding any interest in the Leases acquired by OEDC after date of this Agreement in excess of the interest described in Exhibit B.

               "Taxes" means all ad valorem, property, occupation, severance, production, gathering, pipeline, gross production, windfall profit, energy, Btu, excise and other taxes, governmental charges and assessments imposed on the Assets other than income taxes.

                                       10

               "Transaction Documents" means this Agreement, the Production Handling Agreement, the Assignment, the Gas Contract, the Gathering Agreement and any other contract, document, assignment or agreement as contemplated by this Agreement, as the same may be amended or restated from time to time.

               "Unrealized Gain" attributable to any item of Partnership Property means, as of any date of determination, the excess, if any, of
        (a) the fair market value of such property as of such date (as determined under Section 4.06(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.06(d) as of such date).

               "Unrealized Loss" attributable to any item of Partnership Property means, as of any date of determination, the excess, if any, of
        (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.06(d) as of such date) over
        (b) the fair market value of such property as of such date (as determined under Section 4.06(d)).

               "Viosca Knoll" means the leases described in Exhibit B under such heading.

        1.02 OTHER DEFINITIONS. Other terms defined herein have the meanings so given them.

                                   ARTICLE II
                                  ORGANIZATION

        2.01 FORMATION. Upon first proper filing of the Certificate as described in Section 2.05, the Persons executing this Agreement as of the date hereof hereby form a limited partnership (the "Partnership") for the purposes hereinafter set forth under and pursuant to the Act.

        2.02 NAME. The name of the Partnership shall be "South Dauphin II, Limited Partnership" and all Partnership business shall be conducted in such name or such other name or names that comply with applicable law as the Managing General Partner may designate from time to time.

        2.03 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES; OTHER OFFICES. The registered office and the principal office of the Partnership in the State of Texas shall be at such place as the Managing General Partner may designate from time to time which shall initially be at the corporate office of the General Partner. The registered agent for service of process on the Partnership in the State of Texas or any other jurisdiction shall be such Person or Persons as the Managing General Partner may designate from time to time. The Partnership shall maintain records at its principal office as required by section 1.07 of the Act. The Partnership may have such other offices as the Managing General Partner may designate from time to time.

        2.04 PURPOSES. The purposes of the Partnership are to own the Leases, conduct the Mandatory Operations thereon, to enter into and comply with the Gathering Agreement, the

                                       11

Production Handling Agreement and the Gas Contract, to acquire, own and operate other properties as may be acquired by the Partnership pursuant to the provisions hereof and to otherwise engage in any other business or activity that now or hereafter may be necessary, incidental, proper, advisable, or convenient to accomplish the foregoing purposes (including, without limitation, obtaining financing therefor as contemplated hereby) and that is not forbidden by the laws of the jurisdictions in which the Partnership engages in such business or is not otherwise prohibited hereby.

        2.05 CERTIFICATE; FOREIGN QUALIFICATION. Immediately following the execution hereof, the Managing General Partner shall execute and cause to be filed with the Secretary of State of Texas a Certificate containing information required by the Act and such other information as the Managing General Partner may deem appropriate. Prior to conducting business in any jurisdiction other than Texas, the Managing General Partner shall cause the Partnership to comply, to the extent such matters are reasonably within the control of the Managing General Partner, with all requirements necessary to qualify the Partnership as a foreign limited partnership (or a partnership in which the Limited Partners have limited liability) in such jurisdiction and to qualify the Partnership with the United States Minerals Management Service to own and hold oil and gas leases on the outer continental shelf of the Gulf of Mexico. Upon the request of the Managing General Partner, each Partner shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to form, qualify, continue, and terminate the Partnership as a limited partnership under the laws of the State of Texas and to qualify, continue, and terminate the Partnership as a foreign limited partnership (or a partnership in which the Limited Partners have limited liability) in all other jurisdictions in which the Partnership may conduct business, and to this end the Managing General Partner may use the power of attorney described in Section 6.06.

        2.06 TERM. The Partnership shall commence on the date the Certificate first is properly filed with the Secretary of State of Texas and shall continue in existence until its business and affairs are wound up following dissolution automatically at the close of Partnership business on December 31, 2013, or such earlier time as this Agreement may specify or permit. The Partnership shall conduct no business until the Certificate shall have been filed with the Secretary of State of Texas.

        2.07 MERGER OR CONSOLIDATION. The Partnership may merge or consolidate with or into another business entity, or enter into an agreement to do so, only with the prior written consent of all Partners.

                                   ARTICLE III
             PARTNERS REPRESENTATIONS AND DISPOSITIONS OF INTERESTS

        3.01 INITIAL PARTNERS. The initial General Partner and Limited Partners of the Partnership are the Persons named herein who are executing this Agreement as of the date hereof as General Partner and Limited Partners, respectively, each of whom is hereby admitted to the Partnership as a General Partner or a Limited Partner, or both as the case may be.

                                       12

        3.02 CERTAIN REPRESENTATIONS AND WARRANTIES. Each Partner hereby represents and warrants to the Partnership and each other Partner that (a) if such Partner is a corporation, it is duly organized, validly existing, and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein), and if a General Partner, in the State of Texas, (b) if such Partner is a partnership or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein) and, if a General Partner, in the State of Texas, and the representations and warranties in clauses (a) and (b) are true and correct with respect to each partner (other than limited partners), or other member thereof, (c) if such Partner is not a natural person, such Partner has delivered to the Managing General Partner true and correct copies of its certificate or articles of incorporation, by-laws, certificate of limited partnership, partnership agreement, and other organizational documents, (d) such Partner has full corporate, partnership, or other applicable power and authority to enter into the Transaction Documents, to which it is a party, and to perform its obligations under such documents and all necessary actions by the board of directors, shareholders, partners, or other Persons necessary for the due authorization, execution, delivery, and performance of the Transaction Documents, to which it is a party, by such Partner have been duly taken, and such authorization, execution, delivery, and performance do not conflict with any other agreement or arrangement to which such Partner is a party or by which it is bound, (e) if such Partner is not a natural person, all equity interests in such Partner have been duly and validly issued and such issuance has complied in all respects with applicable federal and state securities laws, and (f) such Partner is acquiring its interest in the Partnership for investment purposes and not with a view to distribution thereof.

        3.03   RESTRICTIONS ON THE DISPOSITION OF AN INTEREST.

               (a) Except as specifically provided in this Section 3.03 or elsewhere in this Agreement, no Disposition of an interest in the Partnership shall be effected without the consent of all Partners. Any attempted Disposition by a Partner of an interest or right, or any part thereof, in or in respect of the Partnership other than in accordance with this Agreement shall be, and is hereby declared, null and void ab initio.

               (b) Subject to the provisions of subsections (c), (d) and (e) of this Section 3.03, JEDI (so long as it is a Limited Partner) may transfer all or part of its interest in the Partnership at any time to an Affiliate (other than Enron Oil & Gas Company) or to any other Person that is managed by either ECT or any of its Affiliates. For purposes of the immediately preceding sentence "manage" means to direct and control the day to day activities of a Person, to have the power to bind such Person by action (such as the execution of documents) and to otherwise possess powers similar to those of the Managing General Partner of the Partnership, notwithstanding that certain authority may lie in the Person managed. After Payout, subject to the provisions of subsections
        (c), (d) and (e) of this Section 3.03, OEDC may transfer all or part of its limited partnership interest (but not its

                                       13

        interest as a General Partner) at any time to an Affiliate. After Payout, the Managing General Partner may transfer its general partnership interest in the Partnership to a party that, in the sole discretion of all other Partners, is a qualified, experienced, prudent operator in the offshore Gulf of Mexico area and is capable of serving as the Managing General Partner and carrying out the duties set out herein in compliance with this Agreement. Any Partner may grant all or any portion of its right to receive distributions hereunder or mortgage, pledge or encumber its interest in the Partnership to any Person; however, any such assignment of distributions or pledge, mortgage or encumbrance shall not release the Partner(s) so acting from any of its obligations hereunder and shall not have the effect of granting or assigning to any assignee or lienholder or creditor of such Partner any interest in the Partnership or any Partnership Property. After Payout, subject to the provisions of Article VII hereof, or unless otherwise permitted by the foregoing provisions of this Section 3.03(b), any Partner shall have the right to Dispose of its interest in the Partnership (other than as a mortgage, pledge, grant of security interest or assignment of the right to distributions), but only after satisfaction of the following conditions:

      (i) The Partner desiring to sell its interest shall give notice to the other Partners of its desire to sell, the price (which must be presented in terms of a cash price) for which it would be willing to dispose of its interest in the Partnership together with all other particulars concerning the proposed sale. The other Partners shall have a prior and preferential right for a period of fifteen (15) days from the receipt of such notice within which to elect to purchase the selling Partner's interest in the Partnership on the terms offered. If more than one Partner exercises such right, the Partners desiring to buy the interest shall purchase the interest in proportion to their respective interests in the Partnership. If no arrangement is consummated pursuant to this subparagraph (i), then the following provision shall apply;

     (ii) If no arrangement is consummated pursuant to subparagraph (i) above, the party desiring to sell its interest in the Partnership may solicit offers from third parties. After the receipt of a bona fide third party offer, the selling Partner shall again give notice to the other Partners of the price (which must be presented as a cash price) at which such Partner has made arrangements to sell its interest, together with all particulars thereof including the name of the offeror. The other Partners shall have a prior and preferential right for a period of fifteen (15) days from the receipt of such notice within which to exercise their right to purchase such selling Partner's interest on the same terms and conditions of the third party offer. If this right is exercised by more than one Partner, the purchasing Partner(s) shall share the purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. In lieu of the exercise of this preferential right, the parties receiving such notice from the selling Partner may elect to sell their respective interests along with the selling Partner to the third party (or to any other Partner who exercises its preferential right in accordance with the foregoing provisions) on the same terms and conditions that the selling Partner proposes to sell its interest, subject

                                       14

to adjustment of the consideration received in accordance with the difference between the size of interests of the selling Partner and the interest(s) of the other Partner(s) desiring to sell along with the selling Partner. The Partner selling its interest to a third party must therefore provide that a condition of the sale includes a requirement that if the foregoing preferential right is not exercised but instead other Partners desire to dispose of their respective interests to such third party, the purchasing third party must purchase the interest of any other Partners wishing to sell on the same terms and conditions.

    (iii) If neither (i) nor (ii) above is elected by the non-selling Partner(s), the Partner not selling may elect to avail itself of the provisions of Article VII if the conditions otherwise set forth therein have been satisfied.

               (c) The Partnership shall not recognize for any purpose any purported Disposition of an interest in the Partnership or distributions therefrom unless and until the provisions of this Section 3.03 shall have been satisfied; and with respect to all Dispositions (other than as a mortgage, pledge, grant of security interest or assignment of the right to distributions) there shall have been delivered to the Managing General Partner a document (i) executed by both the Partner effecting such Disposition and the Person (including other Partners) to which such interest is Disposed, (ii) including the notice address of and the written acceptance by any Person to be admitted to the Partnership of all the terms and provisions of this Agreement and an agreement by such Person to perform and discharge timely all of the obligations and liabilities in respect of the interest being obtained, (iii) setting forth the Partnership Percentage of the Partner effecting such Disposition and the Person to which such interest is Disposed after such Disposition (which together shall total the Partnership Percentage of the Partner effecting such Disposition prior thereto), and (iv) containing a representation and warranty that such Disposition was made in accordance with all applicable laws and regulations (including securities laws) and, if the Person to which such interest is Disposed is to be admitted to the Partnership, a representation and warranty by such Person that the representations and warranties in Section 3.02 are true and correct with respect to such Person. Each such Disposition and, if applicable, admission shall be effective as of the first day of the calendar month immediately succeeding the month in which the Managing General Partner shall receive such notification of Disposition and the other requirements of this Section 3.03 shall have been met; provided, however, that if there shall be only one General Partner and as a result of such Disposition such General Partner would cease to be a General Partner, such transferee shall be deemed admitted as a General Partner immediately prior to such cessation.

               (d) Notwithstanding any provision of this Agreement to the contrary, the right of any Partner to Dispose of an interest in the Partnership or distributions therefrom or of any Person to be admitted to the Partnership in connection therewith shall not exist or be exercised unless (i) either (A) the interest in the Partnership or distributions therefrom subject to such Disposition or admission shall have been registered under the Securities Act

                                       15

        of 1933, as amended, and any applicable state securities laws or (B) the Partnership shall have received a favorable opinion of the Partnership's legal counsel or of other legal counsel acceptable to the Managing General Partner to the effect that such Disposition or admission is exempt from registration under such laws and (ii) the Partnership shall have received a favorable opinion of the Partnership's legal counsel or of other legal counsel acceptable to the Managing General Partner to the effect that such Disposition or admission would not result (A) when added to the total of all other sales, assignments, or other Dispositions within the preceding twelve (12) months, in the Partnership's being considered to have terminated within the meaning of section 708 of the Code or (B) in the Partnership being treated as an association taxable as a corporation for federal income tax purposes.

               (e) All costs (including, without limitation, the legal fees incurred in connection with the obtaining of the legal opinions referred to in Section 3.03(e)) incurred by the Partnership in connection with any Disposition or admission of a Person to the Partnership pursuant to this Section 3.03 shall be borne and paid by the Partner effecting such Disposition and any Person admitted to the Partnership in connection therewith within ten (10) days after the receipt by any such Person of the Partnership's invoice for the amount due.

        3.04 ADDITIONAL PARTNERS. Additional Persons may be admitted to the Partnership as General Partners or Limited Partners and additional interests in the Partnership may be issued to existing Partners by unanimous consent of all Partners, but not otherwise, on such terms and conditions as may be determined by all Partners at the time of such admission; provided that if a transfer of an interest is effected pursuant to any of the foregoing provisions of Section 3.03, the transferee shall be admitted as a Partner. Such admission or issuance shall specify the Partnership Percentages applicable thereto and may provide for the creation of different classes or groups of Limited Partners or General Partners and having different rights, powers, and duties. The creation of any new class or group shall be reflected in an amendment hereto indicating such different rights, powers, and duties, and such amendment need be executed only by the Managing General Partner, provided consent thereto has been obtained from all Partners. Any such admission must otherwise comply with the provisions of
Section 3.03(d)(i) and (ii), and shall not be effective until such new Partner shall have executed and delivered to the Managing General Partner a document including such new Partner's notice address, acceptance of all the terms and provisions of this Agreement, an agreement to perform and discharge timely all of its obligations and liabilities hereunder, and a certification that the representations and warranties in Section 3.02 are true and correct with respect to such new Partner.

        3.05 INTERESTS IN A PARTNER. No Partner that is not a natural person shall cause or permit an interest, direct or indirect, in itself to be Disposed of such that, on account of such Disposition, (a) the Partnership would be considered to have terminated within the meaning of section 708 of the Code, or
(b) the Partnership would become an association taxable as a corporation for federal income tax purposes. Further, if (i) OEDC Partners, L.P. ceases to own a 99% limited partnership interest in OEDC, (ii)OEDC Inc. ceases to own a 1% general partnership interest in OEDC, or (iii) if any two of David B. Strassner, Douglas H. Kiesewetter or R. Keith Anderson are not the principal

                                       16

officers in charge of managing the day-to-day operations of OEDC, then JEDI shall have the rights set forth in Section 7.03.

        3.06 WARRANTY AS TO NET WORTH OF GENERAL PARTNER. For the purpose of assuring that the Partnership will at all times be characterized as a partnership under the Code, the General Partner represents and warrants that it will, at all times during the term of the Partnership, have a net worth, the fair market value of which will not be less than the minimum net worth as would be required of the General Partner pursuant to REVENUE PROCEDURE 89-12 in order to enable the Partnership to obtain a ruling from the Internal Revenue Service to the effect that the Partnership would be characterized as a partnership under the Code.

        3.07 REPRESENTATIONS AND WARRANTIES OF OEDC. Representations and Warranties of OEDC. As a principal cause and material inducement to JEDI entering into this Agreement, OEDC has made the representations set forth below with the understanding that, notwithstanding any investigation made by JEDI, JEDI is relying on each of such representations and would not have entered into this Agreement but for each of such representations. In view of the forgoing, and with the acknowledgment that JEDI's reliance on such representations is reasonable, OEDC hereby represents and warrants to JEDI as follows:

               (a)    To the best of OEDC's knowledge:

                      (i) all of the information, reports and other data
               furnished by OEDC to JEDI in connection with the transactions described herein, including without limitation the Reserve Information, the Anticipated Rate - Pressure Schematic, and the Plan of Development is complete in all material respects and none of such information supplied contains an untrue statement of a material fact or omits to state any material fact which is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and

                      (ii) the Reserve Information, the Anticipated Rate -
               Pressure Schematic and the Plan of Development was prepared in accordance with customary oil and gas engineering practices and are based on historical information which is accurate and complete in all material respects.

               (b) The actions of OEDC in furnishing information to JEDI in connection with the transactions described herein do not and will not violate any duty owed by OEDC to any person to which such information relates or any obligation of OEDC under any existing agreement.

               (c) As a result of the Assignment being executed and delivered in connection with this Agreement the Partnership owns Good and Marketable Title to the Assets and the Subject Interests.

                                       17

               (d) All Taxes imposed or assessed with respect to or measured by or charged against or attributable to the Subject Interests and the Assets have been duly paid.

               (e) Except as may be set forth on Schedule 1, there are no suits or proceedings pending or, to the knowledge of OEDC, threatened against OEDC or the Assets before any court, or by or before any governmental commission, bureau or any regulatory authority, that if decided adversely to the interest of OEDC could materially adversely affect OEDC, any of the Assets or the right of JEDI under this Agreement.

               (f) To the best of OEDC's knowledge, the Leases are in full force and effect and OEDC has complied with the terms of all governmental orders or directives naming OEDC which are applicable directly to the Subject Interests.

               (g) All rents and royalties with respect to the Leases which are due and payable have been paid in a timely manner, and all liabilities of any kind or nature incurred with respect to the Leases which are due and payable have been paid before delinquent; OEDC has not received any notice of default or claimed default with respect to the Subject Interests or any Lease or any part thereof; except, in each case, where the inaccuracy of any such statements would not have a material adverse effect on the value of the Assets or any rights of JEDI therein under this Agreement.

               (h) The natural gas attributable to the Subject Interests is not currently dedicated or committed to interstate commerce within the meaning of the Natural Gas Act, and the first sale of natural gas produced from the Subject Interests is not subject to price control under the Natural Gas Act or the Natural Gas Policy Act of 1978.

               (i) Except for the Gas Contract, the Area of Interest Agreement, and any other agreements with ECT or its Affiliates, neither the Subject Interests nor the Hydrocarbons attributable thereto are subject, committed or dedicated to any contract, agreement or arrangement regarding the gathering, balancing, transportation, processing, storing, delivery, sale, use or marketing thereof; and no third party has any call, right of first refusal or preferential right to purchase any such Hydrocarbons.

               (j) All consents and waivers of preferential purchase rights or other rights necessary to permit the valid assignment to the Partnership of the Subject Interest and Assets and execution and delivery of this Agreement and the other Transaction Documents have been obtained or the time for giving such consents or waivers has expired following a written request therefor, except for any necessary approvals by the MMS.

               (k) All advance notifications to third parties of the transactions contemplated herein and in the other Transaction Documents necessary to permit the valid assignment to the Partnership of the Subject Interest and Assets and execution and delivery of this

                                       18

        Agreement and the other Transaction Documents have been timely and properly given, except for any necessary approvals by the MMS.

               (l) No authorization, consent, approval, license, or exemption of, and no filing or registration with, any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, is necessary to the valid execution and delivery by OEDC of, or the performance by OEDC of its obligations under, this Agreement or the other Transaction Documents that has not been obtained or performed or the period for objection thereto expired, except for any necessary approvals by the MMS.

               (m) OEDC has furnished to JEDI true copies of all of the agreements and other instruments described in Exhibit B as Permitted Encumbrances.

               (n) Except as set forth in Schedule 1, OEDC has obtained all permits, licenses and other authorizations which are required under Environmental Laws, the failure of which to obtain would materially affect the value, use or operation of any of the Subject Interests; and OEDC is in compliance in all material respects with all Environmental Laws, and also is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to the Assets, the failure with which to comply would materially affect the value, use or operation of any Subject Interests; and OEDC has not received notice of any violation of or investigation relating to federal, state or local laws with respect to pollution or protection of the environment relating to the Assets.

               (o) The financial statements of OEDC dated as of December 31, 1995 and furnished to JEDI have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly and accurately reflect the financial condition of OEDC as of such date, and since such date (i) there has been no change in the assets, liabilities or financial condition of OEDC from that set forth in such statement, other than changes in the ordinary course of business that have not been, either in any case or in the aggregate, materially adverse and (ii) neither the business, operations or affairs of OEDC, nor any of its properties or assets has been materially adversely affected by any occurrence or development regardless of whether insured against.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

        4.01 INITIAL CONTRIBUTIONS AND MANDATORY OPERATIONS. Contemporaneously with the commencement of the Partnership or as otherwise described in this
Section 4.01, each Partner shall make the Capital Contributions to the Partnership described for such Partner as follows:

                                       19

               (a) OEDC shall contribute, all those certain interests in the oil and gas leases and appurtenant rights described in Exhibit B attached hereto and made a part hereof for all purposes pursuant to the Assignment. The Net Agreed Value of such leases is $1,450,145 and OEDC, as a General Partner and a Limited Partner, shall have credited to its respective Capital Accounts 1/15 and 14/15 of such amount. The Partnership hereby assumes all of the obligations of OEDC with respect to such leases, rights, and contractual commitments arising under the contracts and agreements described on Exhibit B. Further, OEDC shall contribute sufficient cash to the Partnership to pay and bear all of the legal expenses required to acquire Partnership Property and to negotiate and document this Agreement whether incurred by the General Partner or Limited Partners, or any of their Affiliates in connection therewith.

               (b) JEDI shall contribute up to $281,918 in cash to be used to pay expenses and fees incurred in the organization of the Partnership and for purchase of Price Risk Management Products by the Partnership as described in the Price Risk Management Program.

               (c) In addition to the capital contributed in Section 4.01(b), JEDI shall contribute cash necessary to fund its 85% share of Mandatory Operations up to $14,095,887 in the aggregate. In addition to the capital contributed in Section 4.01(a), OEDC shall contribute cash necessary to fund its 15% share of Mandatory Operations, 1% as a General Partner and 14% as a Limited Partner. Advances of the Capital Contribution will be made after presentation of an AFE Expenditure Report by the Managing General Partner to JEDI for, and satisfactory evidence of, costs incurred for the Mandatory Operations exceeding at least $500,000 (or equal to the remaining Capital Contributions for Mandatory Operations, if less) in the aggregate for such report, and for which an Authority for Expenditure ("AFE") has been submitted by the Managing General Partner and previously approved by JEDI ("Approved AFE"). As used herein, "AFE Expenditure Report" means a report, satisfactory in form and substance to JEDI, setting forth actual costs incurred versus the budgeted amounts for such costs in accordance with the Plan of Development, and, if requested by JEDI, including the underlying invoices or other documentation supporting such AFE Expenditure Report.

               (d) If any Partner fails to timely contribute all or any part of any initial mandatory Capital Contributions set forth in Sections 4.01(a), (b) and (c), then the non-defaulting Partner may thereupon elect to expel the defaulting Partner from the Partnership and reduce such defaulting Partner's interest in the Partnership to zero without further compensation and such defaulting Partner shall be deemed to have withdrawn from the Partnership pursuant to the provisions of Article XI, regardless of whether it is a General or Limited Partner.

               (e) JEDI will not be liable to make capital contributions in excess of 85% of the budgeted costs set forth in the Approved AFE for each project ("Budgeted AFE Amount"). If 85% of actual costs incurred for a project are less than 85% of the Budgeted AFE Amount

                                       20

        for such project, the difference between 85% of the Budgeted AFE Amount and 85% of actual costs ("Cost Credit") shall be applied to offset Cost Overruns on other projects in the order as determined by OEDC by JEDI making a capital contribution at such time. In the event 85% of the actual costs for a project exceed 85% of the Budgeted AFE Amount for such Project, the difference between 85% of actual costs and 85% of the AFE Budgeted Amount ("Cost Overrun") shall be funded first with available Cost Credits and then by OEDC. OEDC will fund such Cost Overrun without burdening or diluting the economic interest of JEDI in the Partnership in any way or the cash flow from any of the Partnership Properties. If OEDC is unable to fund any Cost Overrun and OEDC and JEDI shall have failed to negotiate the terms for JEDI to fund such Cost Overrun within 30 days, then JEDI shall have the right but not the obligation to make a Capital Contribution ("Elected Capital Contribution") to fund the Cost Overrun and complete the project. After such Elected Capital Contribution has been made by JEDI and such project has been completed, JEDI shall be entitled to receive all of the Partnership cash available for distribution until it has received cash distributions from the Partnership equal to 300% of the Elected Capital Contribution for the drilling and/or completion of wells and 150% of the Elected Capital Contribution for costs related to pipelines, platforms or other facilities.

        4.02 SUBSEQUENT CONTRIBUTIONS FOR ACTIVITIES ON PARTNERSHIP PROPERTY. Should the Managing General Partner deem it advisable or necessary to conduct additional operations on Partnership Property beyond Mandatory Operations and after Payout (other than normal continuing operations in connection with existing wells, equipment and property including without limitation workovers or recompletions as long as the funds therefor are available as provided in Section 5.04(a)), the Managing General Partner shall notify each Partner of the need for Capital Contributions pursuant to this Section 4.02, which notice shall include a statement in reasonable detail of the proposed uses of such Capital Contributions and a date (which shall be no earlier than the fifth Business Day following each Partner's receipt of such notice) before which such Capital Contributions shall be made. If all Partners agree to make such Capital Contributions, same shall be made in proportion to their respective Partnership Percentages. However, should one or more of the Partners elect not to make such additional contributions, then, at the option of the remaining Partners, they may make such Capital Contributions necessary for the Partnership to conduct such work or activity specified in the Managing General Partner's notice. After such contribution has been made and such work has been conducted, the contributing Partners shall receive all cash available for distributions from the wells or properties on which the said funds are expended until the contributing Partners receive cash distributions in an amount equal to (a) 300% of the amount contributed to the extent that the amounts were expended for the drilling, completing or reworking of wells, and (b) 150% of the amount contributed to the extent that such sums were for costs related to pipelines, platforms or other facilities. Cash available for distribution under this
Section 4.02 shall be determined in a similar manner as in Section 5.04(a).

                                       21

        4.03   OPPORTUNITIES IN THE AREA OF MUTUAL INTEREST.

               (a) In the event OEDC owns or has the opportunity to acquire, directly or indirectly, an interest in any lease or property, the production from which would result in drainage from any reservoir included in the Partnership Properties, OEDC shall offer the Partnership the opportunity to acquire the interest on the same terms as OEDC acquired it or proposes to acquire it.

               (b) This Agreement will not terminate or modify the Area of Interest Agreement, but to the extent of a conflict between its terms and the terms of this Agreement, the terms of this Agreement will control.

        4.04 RETURN OF CONTRIBUTIONS. No Partner shall be entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its capital account or any Capital Contribution made by it. No unrepaid Capital Contribution shall be deemed or considered to be a liability of the Partnership or of any Partner. No Partner shall be required to contribute or to lend any cash or property to the Partnership to enable the Partnership to return any Partner's Capital Contributions to the Partnership.

        4.05 ADVANCES BY THE GENERAL PARTNER. At any time after the Mandatory Operations are completed and paid for, should the Partnership not have sufficient cash to pay its ongoing obligations as they come due, the Managing General Partner shall advance such funds for or on behalf of the Partnership. Each such advance shall constitute a loan from the Managing General Partner to the Partnership which loan shall bear interest from the date of the advance until the date of repayment at the General Interest Rate. All such advances shall be repaid out of 80% of the next available cash that would have otherwise been distributed to the Partners from the Partnership in accordance with Section 5.04.

        4.06   CAPITAL ACCOUNTS.

               (a) The Partnership shall maintain for each Partner a Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the cash amount or the Net Agreed Value of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.06(b) and allocated to such Partners pursuant to Section 5.01, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.06(b) and allocated to such Partner pursuant to Section 5.01.

               (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition

                                       22

        and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

      (i) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

     (ii) Any income, gain or loss attributable to the taxable disposition of any Partnership Property (including any property subject to depletion under Section 611 of the Code) shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

    (iii) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery, depletion or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.06(d) to the Carrying Value of any Partnership Property subject to depreciation, cost recovery, depletion or amortization, any further deductions for such depreciation, cost recovery, depletion or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

               (c) A transferee of an interest in the Partnership shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership interest transferred; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including any transferee of an interest in the Partnership that is a party to the transfer causing such termination) pursuant to
        Section 12.02 and recontributed by such Partners to the reconstituted Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.06(d)(ii) and such Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the provisions of this Section 4.06.

                                       23

(d) (i) In accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), upon a Partner's contribution to the Partnership of cash or properties in exchange for an interest in the Partnership, the Capital Accounts of all Partners and the Carrying Values of all Partnership properties shall, immediately prior to such issuance, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to the Partnership properties, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.01. In determining such Unrealized Gain or Unrealized Loss, the fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of an interest in the Partnership shall be determined by the Managing General Partner, with the approval of all of the Limited Partners, using such reasonable methods of valuation as they may adopt.

     (ii) In accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership Property (other than a distribution of cash that is not in redemption or retirement of an interest in the Partnership), the Capital Accounts of all Partners and the Carrying Value of such Partnership Property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership Property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section
5.01. In determining such Unrealized Gain or Unrealized Loss, the fair market value of each such distributed property as of any date of determination shall be determined by the Managing General Partner, with the approval of all of the Limited Partners, using such reasonable methods of valuation as they may adopt.

        (e) JEDI may elect at the end of each calendar quarter to cause capital to be shifted from the Capital Account of OEDC to the Capital Account of JEDI in an amount equal to the lesser of (i) the unpaid Cumulative Preferred Return attributable to that quarter or (ii) OEDC's Capital Account balance.

        (f) Notwithstanding any other provisions of this Agreement, the General Partner hereby agrees to make Capital Contributions in a minimum amount at least equal to 1% of the total Capital Contributions of the Partners.

        4.07 PERSONAL LIABILITY. No Limited Partner shall have any personal liability whatever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses beyond (i) the amount of its Capital Contributions and (ii) as may be provided in the Act or by the laws of any jurisdiction in which the Partnership may conduct

                                       24

operations. In no event will any Limited Partner (or any successor in interest of a Limited Partner, as such) be required to make any capital or other contribution to the Partnership upon or following dissolution thereof solely by reason that there is a deficit balance in the Capital Account of such Limited Partner (or successor in interest).

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

        5.01 ALLOCATION FOR CAPITAL ACCOUNT PURPOSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnerships' items of income, gain, loss and deduction (computed in accordance with Section 4.06(b)) shall be allocated among the Partners in each taxable year as provided hereinbelow.

               (a) Net Income for each taxable period shall be allocated as follows:

        (i) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 5.01(a)(i) for the current and each prior taxable year is equal to the Net Losses allocated to the General Partner pursuant to Section 5.01(b)(iv);

        (ii) Second, 100% to the Partners in the ratio that cumulative net losses were allocated to the Partners pursuant to Section 5.01(b)(iii) until the aggregate Net Income allocated to the Partners pursuant to this Section 5.01(a)(ii) for the current and each prior taxable year is equal to the Net Losses allocated to the Partners pursuant to Section 5.01(b)(iii);

        (iii) Third, prior to Payout, 100% to the Partners in accordance with their Before Payout Partnership Percentages; and

        (iv) Fourth, after Payout, 100% to the Partners in the ratio of their Partnership Percentages.

               (b) Net Losses for each taxable period shall be allocated as follows:

        (i) First, 100% to the Partners in accordance with their Partnership Percentages until the Net Losses allocated pursuant to this Section 5.01(b)(i) for the current and each prior taxable year is equal to the Net Income allocated to such Partners pursuant to Section 5.01(a)(iv) for all previous years;

        (ii) Second, 100% to the Partners in accordance with their Before Payout Partnership Percentages until the Net Losses allocated pursuant to this Section 5.01(b)(ii) for the current and each prior taxable year is equal to the Net

                                       25

Income allocated to such Partners pursuant to Section 5.01(a)(iii) for all previous years;

        (iii) Third, 100% to the Partners in the ratio of their Adjusted Capital Account balances to the extent of such balances; and

        (iv) Fourth, 100% to the General Partner.

               (c) The Simulated Depletion Allowance with respect to each separate oil and gas property (as defined in section 614 of the Code) shall be treated as a deduction of the Partnership and shall be allocated on the books of the Partnership among the Partners in the same proportion in which the Partners (or their predecessors in interest) were allocated the adjusted tax basis of such property under Section 5.02(b).

               (d) Gross income shall be allocated to JEDI in an amount equal to the distributions made to JEDI pursuant to Section 5.04(a)(i) to pay the Cumulative Preferred Return for such year.

               (e) Gross income shall be allocated to JEDI in an amount equal to any distributions made to JEDI pursuant to the last sentence of Section 4.01(e).

               (f) Income, gain, loss, deduction and credit arising from subsequent operations funded by the Partners in a ratio other than their Partnership Percentages shall be allocated to the Partners in the manner described in Section 4.02.

               (g) Losses and deductions arising from (i) the expenditure of cash Capital Contributions made by a Partner pursuant to Section 4.01(e) to fund a Cost Overrun shall be allocated to the Partners who made such Capital Contributions, pro rata in accordance with the amount of such contributions and (ii) any shift of capital from OEDC to JEDI pursuant to Section 4.06(e) shall be allocated 100% to JEDI.

               (h) Gross income in an amount equal to any addition to the Abandonment Cost Reserves Account shall be allocated to the Partners in accordance with their Partnership Percentages.

               (i) Notwithstanding any other provisions of this Section 5.01, the following special allocations shall be made for each taxable period:

      (i) Notwithstanding any other provision of this Section 5.01, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Section 1.704-2(f)(6),(g)(2), and (j)(2)(i). For purposes of this

                                       26

Section 5.01(i), each Partner's Capital Account shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.01(i) with respect to such taxable period. This Section 5.01(i)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation
Section 1.704-2(f) and shall be interpreted consistently therewith.

     (ii) Notwithstanding the other provisions of this Section 5.01 (other than (i) above), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) and (j)(2)(ii). For purposes of this Section 5.01(i) each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.01, other than (i) above, with respect to such taxable period. This Section 5.01(i)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

    (iii) Except as provided in (i) and (ii) above, in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulation, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to (i) or
(ii) above.

     (iv) In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.01(c)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 5.01(c) have been tentatively made as if this Section 5.01(c)(iv) was not in this Agreement.

      (v) Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their Before Payout Partnership Percentages or their Partnership Percentages as then in effect.

                                       27

     (vi) Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

    (vii) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such provisions.

   (viii) Notwithstanding any other provision of this Section 5.01 other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations if the Required Allocations and the related Curative Allocations have not otherwise been provided for in this Section 5.01.

        5.02.  INCOME TAX ALLOCATIONS.

               (a) Except as provided in this Section 5.02, each item of income, gain, loss and deduction of the Partnership for federal income tax purposes shall be allocated among the Partners in the same manner as such items are allocated for book purposes under Section 5.01.

               (b) The deduction for depletion with respect to each separate oil and gas property (as defined in section 614 of the Code) shall, in accordance with section 613A(c)(7)(D) of the Code, be computed for federal income tax purposes separately by the Partners rather than the Partnership. Except as provided in Section 5.02(d), for purposes of such computation, the proportionate share of the adjusted tax basis of each oil and gas property allocated among the Partners shall be determined in accordance with the following principles:

                                       28

        (i) In the case of a property acquired in whole or in part with funds contributed by the Partners, to the Partners proportionate to the manner in which the Partners contributed the funds.

        (ii) In the case of a property acquired or developed with proceeds of Partnership borrowings or reinvestment of Partnership earnings prior to Payout, to the Partners in accordance with their Before Payout Partnership Percentages.

        (iii) In all other cases to the Partners in accordance with their Partnership Percentages at the time.

        Each Partner, with the assistance of the Managing General Partner, shall separately keep records of its share of the adjusted tax basis in each separate oil and gas property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Partnership. Upon the request of the General Partner, each Limited Partner shall advise the General Partner of its adjusted tax basis in each separate oil and gas property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection. The Managing General Partner may rely on such information and, if it is not provided by the Limited Partner, may make such reasonable assumptions as it shall determine with respect thereto.

               (c) Except as provided in Section 5.02(d), for the purposes of the separate computation of gain or loss by each Partner on the sale or disposition of each separate oil and gas property (as defined in section 614 of the Code), the Partnership's allocable share of the "amount realized" (as such term is defined in section 1001(b) of the Code) from such sale shall be allocated for federal income tax purposes among the Partners as follows:

      (i) First, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Partners in the same percentages as the depletable basis of such property was allocated to the Partners pursuant to
Section 5.02(b).

     (ii) Second, the remainder of such amount realized, if any, as follows:

        (A) In the case of the disposition of a property prior to Payout which is not made in connection with the sale of all or substantially all of the assets of the Partnership, to the Partners in accordance with their Before Payout Partnership Percentages to the Partners.

        (B) In the case of the disposition of a property after Payout which is not made in connection with the sale of all or substantially all of the assets

                                       29

of the Partnership, to the Partners in accordance with their Partnership Percentages at the time.

        (C) In the case of the disposition of a property made in connection with the sale of all or substantially all the assets of the Partnership, in the same manner in which Net Income is allocated pursuant to Section 5.01(a).

               (d) The Partners recognize that with respect to a Contributed Property and an Adjusted Property, there will be a difference between the Agreed Value or Carrying Value, as the case may be, of such property at the time of contribution or revaluation, as the case may be, and the adjusted tax basis of such property at the time. All items of tax depreciation, cost recovery, amortization, adjusted tax basis of depletable properties, amount realized and gain or loss with respect to such Contributed Properties and Adjusted Properties (referred to as "Section 704(c) Items") shall be allocated among the Partners to take into account the disparities between the Carrying Values and the adjusted tax basis with respect to such properties in accordance with the provisions of sections 704(b) and 704(c) of the Code and the Treasury Regulations under those sections; provided, however, that any tax items not required to be allocated under sections 704(b) or 704(c) of the Code shall be allocated in the same manner as such gain or loss would be allocated for book purposes under Section 5.01.

               (e) All items of income, gain, loss, deduction and credit allocated to the Partners in accordance with the provisions hereof and basis allocations recognized by the Partnership for federal income tax purposes shall be determined without regard to any election under section 754 of the Code which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by sections 734 and 743 of the Code.

        5.03   ALLOCATIONS - TRANSFERS OF INTERESTS

               (a) For income tax purposes, allocation of costs, revenues, income, gains, losses, deductions, credits and items of tax preference of the Partnership, including depletion and depreciation, if applicable, attributable to any assigned interest shall be prorated between the assignor and the assignee on the basis of the number of days such interest was held by each of them during the calendar year or any other reasonable basis determined by the Managing General Partner which is consistent with Section 706 of the Code and applicable Treasury Regulations.

        5.04   DISTRIBUTIONS.

               (a) From time to time (but at least once each calendar month) the Managing General Partner shall determine in its reasonable good faith judgment to what extent (if any) Partnership cash on hand exceeds its current and anticipated needs for the immediately following three (3) month period (including, without limitation, for operating expenses, debt

                                       30

        service, and permitted acquisitions). Such determination shall be made by taking into account cash generated by the Mandatory Operations and each group of subsequent operations (to the extent the Partners participate in subsequent operations on a non-uniform basis). If such excess shall exist, the Managing General Partner shall, subject to
        Section 6.03(b) below and the provisions of Sections 4.01(e) and 4.05, cause the Partnership to distribute such excess among the Partners in the following order and ratios:

                    (i) For each month prior to Payout, distributable cash shall be distributed among the Partners in the following order and ratios: first, if any Elected Capital Contributions have been made and distributions are owing to JEDI pursuant to Section 4.01(e), 100% to JEDI in the manner provided in Section 4.01(e) until complete satisfaction of the distribution requirement under
               Section 4.01(e); second, 100% to JEDI up to the aggregate of each of the Minimum Schedules after its commencement (the "Aggregate Minimum Schedule") set forth on Exhibit F hereto. Each Minimum Schedule will commence the earlier of the month following the first month of production relative to the project associated with such Minimum Schedule or 60 days after substantially all capital is funded on such project associated with such Minimum Schedule. In addition, the Managing General Partner shall establish a deficit account (the "Deficit Account") to track the cumulative amount by which the actual Partnership distributions are less than the Aggregate Minimum Schedule. In the event that the distributions from the Partnership for such month exceed the Aggregate Minimum Schedule, distributions shall be made to JEDI until the Deficit Account has a zero balance, thereafter for such month OEDC will receive 100% of the distributable cash up to 15% of the aggregate Partnership distributions for such month; provided, however, such distributions to OEDC shall not exceed $175,000 in any month. Finally, distributable cash for such month shall be distributed 100% to JEDI. All distributions to JEDI under this Section 5.04(a)(i) other than owing to JEDI pursuant to Section 4.01(e) shall be applied first against any unpaid Cumulative Preferred Return.

                   (ii) For each month after Payout, distributable cash shall be distributed among the Partners in their respective Partnership Percentages.

                  (iii) Distributions attributable to subsequent operations
               shall be distributed among the Partners in the manner set forth in Section 4.02.

                   (iv) Distributions attributable to Buy Down Payout shall be distributed 100% to JEDI as provided in Section 7.04.

                    (v) Distributions attributable to Sections 7.01 and 7.02
               shall be distributed in accordance with those respective
               Sections.

                                       31

        5.05 DETERMINATION OF PAYOUT. When the Managing General Partner determines, in its good faith judgment that Payout has occurred, it shall give notice to all other Partners of such fact along with supporting schedules showing the calculation of Payout, together with such other information as the Partners may reasonably request. The other Partners shall then have a period of thirty (30) days from the receipt of the Managing General Partner's notice to object to the Managing General Partner's calculations or to otherwise demonstrate to the reasonable satisfaction of the Managing General Partner that an error has been made in calculating Payout. If no objection is timely made or if the Managing General Partner can support its calculations (or adjust its calculations to reflect Payout at some other date), the Partnership shall give effect to Payout upon the date determined by the Managing General Partner, even if such date does not coincide with the end of an accounting period. Notwithstanding the determination of Payout by the Managing General Partner in accordance with the foregoing provisions, the Managing General Partner shall recalculate Payout at the end of the tax year during which Payout was determined to have occurred and after the books for all items necessary to determine Payout have been closed. If the original determination was in error, adjustments shall be made to all allocations and distributions previously made to reflect the final status of the determination of Payout. Nothing in this Section shall affect the rights of the Partners to audit the Partnership's books as provided elsewhere herein.

                                   ARTICLE VI
                            MANAGEMENT AND OPERATION

        6.01 MANAGEMENT OF PARTNERSHIP AFFAIRS. Except for situations in which the approval of the remaining Partners is expressly required by this Agreement or by non-waivable provisions of applicable law, the Managing General Partner shall have full, complete, and exclusive authority to manage and control the business, affairs, and properties of the Partnership, to make all decisions regarding the same, and to perform any and all other acts or activities customary or incident to the management of the Partnership's business. Except as provided in the Production Handling Agreement, the Managing General Partner shall receive no compensation for its services as such from the Partnership or any Partner, including without limitation, serving as operator under any joint operating agreements in connection with Partnership Property, but shall be reimbursed for out-of-pocket costs and expenses incurred in the course of its service hereunder as more fully set out in Section 6.03. Subject to the provisions contained elsewhere herein, the Managing General Partner shall make all decisions for the Partnership not otherwise provided for herein, including, without limitation, the following:

               (a) entering into, making, and performing all contracts, agreements, and other undertakings binding the Partnership as may be necessary, appropriate, or advisable in furtherance of the purposes of the Partnership and making all decisions thereunder;

               (b) opening and maintaining bank and investment accounts and drawing checks and other orders for the payment of monies;

               (c) maintaining the assets of the Partnership in good order;

                                       32

               (d) collecting all sums due the Partnership;

               (e) to the extent that funds of the Partnership are available therefor, paying as they become due all debts and obligations of the Partnership;

               (f) selecting, removing, and changing the authority and responsibility of lawyers, accountants, and other consultants; and

               (g) determining distributions of Partnership cash as required in
        Section 5.04.

        In carrying out its duties hereunder, the Managing General Partner agrees that except as may be necessary to comply with the Gathering Agreement and the Gas Contract (compliance with which shall take precedence over any contrary provisions hereof) it will or it will cause:

             (i) a prudent operating and maintenance program designed to drill and complete or abandon the Mandatory Operations and all other operations to be conducted on the Partnership Property as would a reasonable and prudent operator and in accordance with sound field practices;

            (ii) the Partnership Property to be maintained and operated for the production of oil and gas in a good and workmanlike manner and in accordance with sound field practices, applicable operating agreements, contracts of development, or similar instruments and, in all material respects, with all applicable laws, rules, regulations, permits, orders, or decrees, except those being contested in good faith and by appropriate proceedings (provided that no forfeiture or loss of the Partnership Property or any part thereof shall result during the pendency or in the resolution of such contest), and all Partnership wells to be produced as a prudent operator (subject, however, to any applicable state and/or federal laws, rules, and/or regulations governing the amount of oil and gas that may be produced from a well); provided, however, that nothing contained in this paragraph shall be deemed to prevent or restrict the Managing General Partner from electing not to participate in any operations that are to be conducted under the terms of any operating agreement, unit operating agreement, contract for development, or similar instrument affecting or pertaining to Partnership Property (or any portion thereof) if a prudent operator under the same or similar circumstances would not do so;

           (iii) all rentals and royalties with respect to Partnership Property to be paid;

            (iv) all taxes, assessments, and governmental charges or levies and all claims asserted or imposed upon the Partnership Property that, if unpaid, may become a lien upon the Partnership Property to be paid prior to delinquency;

             (v) all machinery, equipment, and facilities of any kind now or hereafter located on the Partnership Property necessary or useful in the operation thereof or for the production

                                       33

        of oil and gas therefrom, to be provided and to be kept in good and effective operating condition, and all repairs, renewals, replacements, additions, and improvements thereof or thereto needful to such end, to be promptly made, all as would a reasonable and prudent operator acting in accordance with sound field practices;

            (vi) notice to be given to all Partners of every material adverse claim or demand of which made by any Person, affecting the Partnership Property or of any material proceedings instituted with respect thereto, and all reasonably necessary and proper steps to be diligently taken to protect and defend the Partnership Property against any such adverse claim, demand, or proceeding, all as would a reasonable and prudent operator;

           (vii) the Partnership Property to be kept free and clear of liens, charges, and encumbrances of every character, other than the Production Payment and those, if any, consented to by the Partners in writing or expressly permitted hereby including liens permitted in connection with the third party financing contemplated by Section 4.01(e);

          (viii) the Partnership to maintain insurance of the type and in the amounts not less than those set forth in Exhibit D hereto; and

            (ix) enter into and perform and enforce performance by the other parties thereto of the Production Handling Agreement, the Gathering Agreement and the Gas Contract ("Operative Documents").

        6.02 MAJOR DECISIONS. Except as expressly permitted hereby, the Managing General Partner, on behalf of the Partnership, shall not at any time, without the consent of all Partners unless required pursuant to terms of the Gas Contract or the Gas Gathering Agreement:

               (a) sell, assign, transfer, convey or otherwise dispose of all or any portion of the Partnership Property,

               (b) mortgage, pledge a security interest in and/or deed of trust with respect to or otherwise collaterally assign Partnership Property or any Partnership interest therein,

               (c) admit any additional or substitute Partner of the Partnership,

               (d) do any act in contravention of this Agreement or outside the purposes of the Partnership,

               (e) except as permitted by Section 4.05, borrow or lend money on behalf of the Partnership for any purpose or utilize collateral owned by the Partnership as security for any loan,

                                       34

               (f) become bailor, endorser or surety or knowingly cause or permit to be done anything whereby the seizure, or attachment of the Partnership Property is reasonably likely to occur,

               (g) utilize Partnership assets, including but not limited to Partnership Property, in any way for furtherance of personal business activities unrelated to Partnership business,

               (h) assign, transfer or pledge any debt due the Partnership or release any such debt except upon payment in full,

               (i) draw, accept or endorse any bill, exchange or promissory note on behalf of the Partnership,

               (j) make any contract to sell or execute a bill of sale or similar instrument of any substantial part of the Partnership assets including but not limited to the Partnership Property, other than pursuant to the Gas Contract or other sales of hydrocarbons in the ordinary course of the Partnership's business,

               (k) incur on behalf of the Partnership any expense reasonably estimated to cost more than an amount equal to the greater of $25,000.00 or three (3) months' net cash flow of the Partnership unless authorized pursuant to an AFE previously approved by all the Parties or unless required in an emergency situation to protect life or property,

               (l) amend, modify, waive performance of, terminate or take any action to breach any of the Operative Documents,

               (m) sell any Partnership Property for less than its fair value,

               (n) conduct any operations or activities other than the Mandatory Operations before Payout,

               (o) acquire any property other than through Capital Contributions or equipment reasonably necessary to conduct the Mandatory Operations or other operations permitted by the terms of this Agreement, or

               (p) enter into any Price Risk Management Products other than as set forth in the Price Risk Management Program to be entered into on the date of this Agreement by the Partnership.

        No General Partner, other than the Managing General Partner, shall have the rights and benefits set out in this Article VI to bind or act on behalf of the Partners or the Partnership.

                                       35

        6.03   COSTS AND EXPENSES.

               (a) On the date of this Agreement the Partnership shall pay to JEDI Securities Corp. the Structuring Fee and to Enron Finance Corp. the initial Engineering Fee. The Managing General Partner shall bear all legal fees of all Partners and filing fees and other similar expenses in the organization and formation of the Partnership, the acquisition of the Partnership Property and all other matters relating thereto.

               (b) In the event that, as of the end of any month, the aggregate estimated future net cash flow from all of the Partnership Property, as estimated by the Independent Petroleum Engineer in such engineer's most current report, is less than 300% of the aggregate future Abandonment Costs for all of the Partnership Property, as estimated by the Independent Petroleum Engineer in the most recent report furnished pursuant to Section 10.02, the Managing General Partner may place in a segregated account (the "Abandonment Cost Reserve Account") an amount equal to no more than fifty percent (50%) of the income of the Partnership (calculated without taking into account the placing of such amounts in the Abandonment Cost Reserve Account) for such month. At such time as the amount in the Abandonment Cost Reserve Account exceeds 125% of the aggregate estimated future Abandonment Costs for all of the Partnership Property as a group (as determined by an independent appraiser acceptable to all Partners), no further amount shall be placed in such account until such time as the funds in the Abandonment Cost Reserve Account shall again be less than 125% of said aggregate estimated future Abandonment Costs. The amounts placed in the Abandonment Cost Reserve Account shall be placed in certificates of deposit or United States government securities having maturities not to exceed thirty (30) days. Any interest accrued thereon shall be retained in and added to the said Abandonment Cost Reserve Account. At any time, on or prior to the date which any such Abandonment Costs must be incurred and the Partnership is required to expend amounts or has expended amounts for Abandonment Costs on the Partnership Property for which an Abandonment Cost Reserve Account has been established, there shall be released from the Abandonment Cost Reserve Account the lesser of (i) an amount equal to said Abandonment Costs or (ii) the total amount of funds in the Abandonment Cost Reserve Account to pay those amounts to the Partnership. If less than all of the funds in the Abandonment Cost Reserve Account are to be released and paid to the Partnership after there has been incurred and paid all Abandonment Costs relating to all of the Partnership Property, then the amounts, if any, in the Abandonment Cost Reserve Account shall be released to the Partnership and credited to the accounts of the respective Partners.

               (c) Except as set forth in Article IV and Sections 6.03(a) and
        (b) above, all charges, costs and expenses incurred by the Partnership or the Managing General Partner on behalf of the Partnership shall be paid out of Partnership funds and borne and allocated to the Partners as set forth elsewhere herein. Specifically, such expenses and charges shall be limited to those set out in the Accounting Procedure attached hereto and made a part hereof for all purposes .

                                       36

        6.04 NATURE OF RELATIONSHIP. The Managing General Partner shall conduct the affairs of the Partnership in the best interests of the Partnership and the mutual best interests of the Partners, including, without limitation, the safekeeping and use of all Partnership funds and assets and the use thereof for the benefit of the Partnership. The Managing General Partner at all times shall act with integrity and in good faith and utilize all reasonable efforts in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest. During the existence of the Partnership, the Managing General Partner shall devote such time and effort to the Partnership business and operations as shall be necessary to promote fully the interests of the Partnership and the mutual best interests of the Partners; however, it is specifically understood and agreed that neither the Managing General Partner nor any other General Partner shall be required to devote full time to Partnership business, and (subject to the other express provisions hereof) the Managing General Partner and each other Partner at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Partnership, and, except as set out in the Area of Interest Agreement with no obligation to offer to the Partnership or any other Partner the right to participate therein.

        6.05 INDEMNIFICATION. (A) TO THE FULLEST EXTENT PERMITTED BY LAW (INCLUDING AS PERMITTED BY, BUT SUBJECT TO THE RESTRICTIONS AND PROCEDURES OF,
ARTICLE 11 OF THE ACT), THE PARTNERSHIP SHALL INDEMNIFY EACH GENERAL PARTNER AND ITS RESPECTIVE AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AND AGENTS, AND HOLD THEM HARMLESS FROM AND AGAINST ALL LOSSES, COSTS, LIABILITIES, DAMAGES, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COSTS OF SUIT AND ATTORNEY'S FEES) ANY OF THEM MAY INCUR IN PERFORMING THE RESPECTIVE OBLIGATIONS OF A GENERAL PARTNER HEREUNDER AND SPECIFICALLY INCLUDING NEGLIGENCE, SOLE NEGLIGENCE, OR PARTIAL NEGLIGENCE OF THE INDEMNITEE, AND THE PARTNERSHIP SHALL ADVANCE EXPENSES ASSOCIATED WITH DEFENSE OF ANY ACTION RELATED THERETO; PROVIDED, HOWEVER, THAT SUCH INDEMNITY SHALL NOT APPLY TO ACTIONS CONSTITUTING GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR A BREACH OF ANY PROVISION HEREOF.

        (b) TO THE FULLEST EXTENT PERMITTED BY LAW, OEDC AGREES TO INDEMNIFY JEDI AND ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AND AGENTS (THE "INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, ANY AND ALL ACTIONS, ADMINISTRATIVE ORDERS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, DEMANDS AND CAUSES OF ACTION, AND, IN CONNECTION THEREWITH, ALL COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER (COLLECTIVELY THE "INDEMNITY MATTERS") WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF SUCH PERSONS (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATING TO (I) THE BREACH OF ANY REPRESENTATION OR COVENANT OF OEDC IN ANY

                                       37

TRANSACTION DOCUMENT OR (II) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY OEDC, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH INDEMNITY MATTER AND INCLUDING ALL INDEMNITY MATTERS CAUSED BY OR ARISING FROM THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR OTHER LEGAL DUTY OF ANY INDEMNIFIED PARTY BUT EXCLUDING ALL INDEMNITY MATTERS CAUSED BY, OR ARISING FROM, THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY.

        (c) TO THE FULLEST EXTENT PERMITTED BY LAW AND TO THE EXTENT THAT CASH FLOW FROM THE PARTNERSHIP AND PARTNERSHIP PROPERTIES ARE INSUFFICIENT TO SATISFY IN FULL ANY INDEMNITY MATTERS, OEDC AGREES TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF SUCH PERSONS (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATING TO (I) ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARTNERSHIP OR ANY OF THE PARTNERSHIP PROPERTIES, (II) THE BREACH OR NON-COMPLIANCE BY THE PARTNERSHIP OR OEDC WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARTNERSHIP OR OEDC, (III) PAST OWNERSHIP BY OEDC OR THE PARTNERSHIP OF ANY OF THE PARTNERSHIP PROPERTIES OR PAST ACTIVITY ON ANY OF THE PARTNERSHIP PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PARTNERSHIP PROPERTIES , OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE PARTNERSHIP OR THE PARTNERSHIP PROPERTIES, INCLUDING WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH INDEMNITY MATTER AND INCLUDING ALL INDEMNITY MATTERS CAUSED BY OR ARISING FROM THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR OTHER LEGAL DUTY OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS CAUSED BY, OR ARISING FROM, THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY.


(d) TO THE FULLEST EXTENT PERMITTED BY LAW, JEDI AGREES TO INDEMNIFY OEDC AND ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AND AGENTS (THE "INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, ANY AND ALL ACTIONS, ADMINISTRATIVE ORDERS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, DEMANDS AND CAUSES OF ACTION, AND, IN CONNECTION THEREWITH, ALL COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER (COLLECTIVELY THE "INDEMNITY MATTERS") WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF SUCH PERSONS (WHETHER OR NOT ANY OF THEM IS DESIGNATED A

                                       38

PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATING TO (I) THE BREACH OF ANY REPRESENTATION OR COVENANT OF JEDI IN ANY TRANSACTION DOCUMENT OR
(II) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY JEDI, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH INDEMNITY MATTER AND INCLUDING ALL INDEMNITY MATTERS CAUSED BY OR ARISING FROM THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR OF ANY INDEMNIFIED PARTY BUT EXCLUDING ALL INDEMNITY MATTERS CAUSED BY, OR ARISING FROM, THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY.

        6.06 POWER OF ATTORNEY. Each Partner hereby appoints the Managing General Partner as such Partner's true and lawful attorney-in-fact for the purpose of executing, swearing to, acknowledging, and delivering all certificates, documents, and other instruments as may be necessary, appropriate, or advisable in the judgment of the Managing General Partner in furtherance of the business of the Partnership or complying with applicable law, including, without limitation, filings of the type described in Section 2.05. Such power shall be irrevocable and is coupled with an interest. Upon request by the Managing General Partner, any Partner shall confirm its grant of such power of attorney or any use thereof by the Managing General Partner or shall execute, swear to, acknowledge, and deliver any such certificate, document, or other instrument.

        6.07 CONTRACTS WITH AFFILIATES. The Managing General Partner, on behalf of the Partnership, may enter into contracts and agreements with any Affiliate of the Managing General Partner for the rendering of services or the furnishing of supplies and equipment including without limitation the Gathering Agreement and the Production Handling Agreement; provided that the amount of the compensation, price or rental can be charged to the Partnership therefor must be no less favorable to the Partnership than those available for unrelated third parties in the area which are of comparable reputation or standing in the industry and which are engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies. The Managing General Partner shall provide written notice to all Partners of any such contracts with its Affiliates.

                                   ARTICLE VII
                   OPTION TO CONVERT TO A NET PROFITS INTEREST

        7.01 NET PROFITS INTEREST. On or after the occurrence of Payout, the Partnership, at the option of the Managing General Partner, shall have the right upon the satisfaction of certain conditions as set forth below, to purchase from JEDI its interest in the Partnership in return for a net profits interest in all Partnership Property equal to its Partnership Percentage. The conveyance of such net profits interest shall be in the form of Exhibit C hereto with such modifications as may be mutually agreed by the Partners, but shall provide that the "Permitted Encumbrances" as defined therein shall include any liens, burdens and encumbrances that shall have been placed upon or permitted against the Partnership Property in accordance with this Agreement, or as may have been otherwise agreed by the Partners. The option described in this Section 7.01 may be exercised by the

                                       39

Managing General Partner at any time within fifteen (15) days after the occurrence of the event detailed in subparagraph (a) below together with the satisfaction of one or more of the conditions set forth in subparagraphs (b),
(c), (d) or (e) below, such conditions being:

               (a) Payout has occurred or has been deemed to occur pursuant to the remaining provisions hereof,

               (b) ECT has rejected any two financing opportunities occurring in any consecutive nine (9) month period pursuant to the Area of Interest Agreement,

               (c) The Managing General Partner has solicited the Partners' interest in selling any material Partnership Property and JEDI has rejected same.

               (d) JEDI proposes to sell its interest in the Partnership to any Person who is not within the class of persons identified in Section 3.03(b) and the remaining Partners have not elected to acquire JEDI's interest in the Partnership nor elected to sell its interest along with JEDI in either case as set forth in Section 3.03(b)(i).

               (e) JEDI has transferred its interest in the Partnership to one or more of the class of Persons as permitted in Section 3.03(b), but is no longer managing such Persons, as management is defined in said
        Section 3.03(b).

        7.02 SPECIAL WITHDRAWAL. JEDI, if it is not a General Partner, shall have the right to withdraw from the Partnership at any time after Payout in exchange for a net profits interest in all Partnership Property equal to its Partnership Percentage at the time of withdrawal (as such net profits interest is described Exhibit C hereto and Section 7.01). JEDI shall exercise such right by giving the Managing General Partner written notice of such withdrawal. Such withdrawal shall be effective on the first day of the calendar quarter immediately following the receipt by the Managing General Partner of such notice.

        7.03 BUY-SELL RIGHT. In the event OEDC undergoes a change of control, as described in the second sentence of Section 3.05, or sells substantially all of its assets, JEDI shall have the right, to be exercised only if it so elects, upon written notice given within thirty (30) days after it learns of such change of control, to deliver to OEDC an offer ("Offer") in writing setting forth an offer to either (i) purchase from OEDC all of its interest in the Partnership for a cash purchase price ("Offer Price") set forth in the Offer, or (ii) sell to OEDC the interest of JEDI in the Partnership for a cash purchase price equal to the product obtained by the multiplication of the Offer Price times a fraction, the numerator of which is the Partnership Percentage (or Before Payout Partnership Percentage, if before Payout) of JEDI and the denominator of which is the Partnership Percentage (or Before Payout Partnership Percentage, if before Payout) if of OEDC. Within twenty-one (21) Business Days after receipt of the Offer, OEDC shall deliver to JEDI a written notice ("Acceptance Notice") stating whether it elects to sell its interest in the Partnership to JEDI pursuant to subsection (i) above, or to purchase JEDI's interest in the Partnership pursuant to subsection (ii) above. If an Acceptance

                                       40

Notice is not delivered within such period, it shall be deemed conclusively that OEDC has elected to sell its interest in the Partnership to JEDI pursuant to subsection (i) above. The closing of a purchase pursuant to this Section 7.03 shall be held at the principal office of the Partnership on a mutually acceptable date not more than sixty (60) days after the date of delivery of the Offer. At the Closing the following shall occur:

               (a) The selling Partner shall assign to the buying Partner the interest of the selling Partner in the Partnership, free and clear of all liens, claims, and encumbrances, and shall execute and deliver to the Partnership all other documents, if any, that may be required to give effect to the purchase of the selling Partner's interest in the Partnership.

               (b) The buying Partner shall pay to the selling Partner, by cashier's or certified check, the cash purchase price determined pursuant hereto for the selling Partner's interest in the Partnership.

               (c) The selling Partner shall be released from (i) liability for borrowed money or any other recourse or non-recourse debt of the Partnership, and (ii) all of its other obligations under this Agreement with the exception of those liabilities which have accrued through the date of the event causing dissolution of the Partnership, and the buying Partner shall indemnify and hold harmless the selling Partner from all indebtedness, liabilities, and other obligations of the Partnership to the extent that such indebtedness and other obligations accrue after the event causing the Buy-Sell Provisions of this Section 7.03 to come into effect.

        7.04 BUY DOWN PAYOUT. (a) After all Mandatory Operations have been completed and paid in full with no amounts owing to JEDI under Sections 4.01(e), the Partnership may borrow money by leveraging the Partnership Properties to the extent permitted by Section 6.02 and use some or all of the funds for a distribution to JEDI for the purpose of achieving Buy Down Payout. Buy Down Payout will be achieved when JEDI receives 110% of its current Investment Account-JEDI immediately prior to such distribution.

               (b) Before all Mandatory Operations have been completed and paid in full, the Partnership may borrow money from OEDC by leveraging the Partnership's Properties and use some or all of the funds for a distribution to JEDI for the purpose of achieving Buy Down Payout. Buy Down Payout under this
Section 7.04(b) will be achieved when (i) funds for such buy down are provided by OEDC (raised by OEDC's Affiliate through an initial public offering of common stock) and loaned to the Partnership at an interest rate of 8% per annum compounded monthly and amortized with 100% of the Partnership's net cash flows, and (ii) JEDI is paid the sum of (A) the greater of (1) 110% of its current Investment Account-JEDI or (2) JEDI's current Investment Account-JEDI plus the product of .10 multiplied by the difference between $7,000,000 and the aggregate dollar amount of all cash distributions made to JEDI from the Partnership since first production from the Partnership Properties and (B) the lesser of (x) 5% of JEDI's remaining capital

                                       41

commitment and (y) $350,000. The loan by OEDC described in this Section 7.04(b) does not require the prior consent of JEDI.

                                  ARTICLE VIII
                            RIGHTS OF OTHER PARTNERS

        8.01 INFORMATION. In addition to the other rights specifically set forth herein, each Partner shall have access to all information to which such Partner is entitled to have access pursuant to section 1.07 of the Act under the circumstances and subject to the conditions therein stated and, in addition, shall have the right to conduct an audit thereof at such Partner's expense upon thirty (30) days advance written notice.

        8.02 LIMITATIONS. No General Partner (other than the Managing General Partner) or Limited Partner shall have the authority or power in its capacity as such to act for or on behalf of the Partnership or any other Partner, to do any act that would be binding on the Partnership or any other Partner, or to incur any expenditures on behalf of or with respect to the Partnership. Except as provided in Section 7.02, no Limited Partner shall have the right or power to withdraw from the Partnership.

        8.03 MEETINGS. From time to time, but at least once each calendar year, the Managing General Partner, on ten (10) days' prior notice to each member, shall call a meeting of the Partnership and apprise it generally of the business and affairs of the Partnership since the latest meeting. The Partners may make recommendations to or otherwise advise and consult with the Managing General Partner regarding the business and affairs of the Partnership, but nothing in this sentence shall be construed to authorize the Limited Partners to engage in any action prohibited by Section 8.02.

        8.04 LIMITED LIABILITY. No Limited Partner shall be liable for the losses, debts, liabilities, contracts, or other obligations of the Partnership except to the extent required by law or otherwise set forth herein.

                                   ARTICLE IX
                                      TAXES

        9.01 TAX RETURNS. The Managing General Partner shall cause to be prepared and filed all necessary federal and state income tax returns for the Partnership, including making the elections described in Section 9.02. Each Partner shall furnish to the Managing General Partner all pertinent information in its possession relating to Partnership operations that is necessary to enable such income tax returns to be prepared and filed.

        9.02 TAX ELECTIONS. The following elections shall be made on the appropriate returns of the Partnership:

               (a) to adopt the calendar year as the Partnership's fiscal year;

                                       42

               (b) to adopt the accrual method of accounting and to keep the Partnership's books and records on the income-tax method;

               (c) if there shall be a distribution of Partnership Property as described in section 734 of the Code or if there shall be a transfer of a Partnership interest as described in section 743 of the Code, upon written request of any Partner, to elect, pursuant to section 754 of the Code, to adjust the basis of Partnership properties;

               (d) to amortize the organizational expenses of the Partnership ratably over a period of sixty (60) months as permitted by section 709(b) of the Code;

               (e) to expense intangible drilling and development costs as set forth in the Code; and

               (f) any other election the Managing General Partner may deem appropriate and in the best interests of the Partners.

No election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state laws.

        9.03 TAX MATTERS PARTNER. The Managing General Partner shall be the "tax matters partner" of the Partnership pursuant to section 6231(a)(7) of the Code. The Managing General Partner shall take such action as may be necessary to cause each other Partner to become a "notice partner" within the meaning of section 6223 of the Code. The Managing General Partner shall inform each other Partner of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice thereof within ten (10) Business Days after becoming aware thereof and, within such time, shall forward to each other Partner copies of all significant written communications it may receive in such capacity. The Managing General Partner shall not take any action contemplated by sections 6222 through 6232 of the Code without the consent of all Partners. This provision is not intended to authorize the Managing General Partner to take any action left to the determination of an individual Partner under sections 6222 through 6232 of the Code.

                                    ARTICLE X
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

        10.01 MAINTENANCE OF BOOKS. The books of account for the Partnership shall be maintained on an accrual basis in accordance with the terms of this Agreement except that the capital accounts of the Partners shall be maintained in accordance with Section 4.06. The calendar year shall be the accounting year of the Partnership.

        10.02 REPORTS. On or before the 120th day following the end of each fiscal year during the term of the Partnership, the Managing General Partner shall cause each other Partner to be furnished

                                       43

with an audited balance sheet, an income statement, and a statement of changes in Partners' capital of the Partnership for, or as of the end of, such year certified by a recognized firm of certified public accountants. Such financial statements shall be prepared in accordance with accounting principles generally employed for accrual-basis records consistently applied (except as therein noted) and shall be accompanied by a report of such certified public accountants certifying the statements and stating that (a) their examination was made in accordance with generally accepted auditing standards and, in their opinion, such financial statements fairly present the financial position, financial results of operations, and changes in Partners' capital in accordance with accounting principles generally employed for cash-basis records consistently applied (except as therein noted) and (b) in making the examination and reporting on the financial statements described above, nothing came to their attention that caused them to believe that (i) the income and revenues were not paid or credited in accordance with the financial and accounting provisions of this Agreement, (ii) the costs and expenses were not charged in accordance with the financial and accounting provisions of this Agreement, or (iii) the Managing General Partner or any other Partner failed to comply in any material respect with the financial and accounting provisions of this Agreement, or if they do conclude that the Managing General Partner or another Partner so failed, specifying the nature and period of existence of such failure. The Managing General Partner also may cause to be prepared or delivered such other reports as it may deem appropriate. The costs of all such reports shall be borne by the Partnership.

        10.03  OTHER REPORTS.

               (a) As soon as available, but in any event by 12:00 noon of the following day, daily drilling reports in the form and substance satisfactory to JEDI with respect to any Partnership Property upon which drilling activities are being conducted at the time.

               (b) Prior to the occurrence thereof and allowing JEDI enough time (but in the event a rig is on location, no more than 24 hours) to consider the information received and discuss same with the Managing General Partner, JEDI will be provided with oral reports with respect to the Partnership Properties of any (i) significant operations decisions including, but not limited to, well logging, fishing operations, setting production casing, perforating, and stimulation treatments and (ii) deviations in operations to be conducted thereon as set forth in the Plan of Development or any information delivered to JEDI in connection with any other approved projects.

               (c) As soon as available, but in any event within 30 days following the end of a calendar month, the Managing General Partner shall furnish to the Partners a monthly lease operating report in form and substance satisfactory to JEDI showing, among other things, the gross production of hydrocarbons from each well, the gross production of hydrocarbons attributable to the Partnership Property (including any thereof used in lease operations), the quantity of hydrocarbons sold for the account of or taken in kind by the Partnership and the prices realized, the current status of any Gas imbalances, affecting Partnership Property, the

                                       44

        cumulative amount of hydrocarbons remaining to be delivered therefrom and the number of wells operated, wells drilled and wells abandoned.

               (d) As soon as available, the Managing General Partner shall furnish to the Partners copies of surface maps showing property lines and well locations, well logs, core analysis data, flow and pressure tests, natural gas analysis and casing programs and other similar information related to the Partnership Property and the production therefrom.

               (e) On or before 45 days after (i) the third full month of production from the last to begin production of the Viosca Knoll and South Timbalier properties ("Production Date") and (ii) December 31 of each year , the Managing General Partner shall furnish to the other Partners an engineering report, prepared by the Independent Petroleum Engineer, covering all Partnership Property, dated as of the Production Date or December 31 thereafter, prepared in accordance with the customary and generally accepted standards and practices for petroleum engineers, based on assumptions as to costs, product prices and similar factors as the Managing General Partner shall designate from time to time. Such report shall set forth an estimate of the oil and gas reserves, classified by appropriate categories, a projection of the rate of production of and net income from such reserves, a calculation of the present net worth of such income, discounted at various rates designated from time to time by the Managing General Partner. In addition, the Managing General Partner shall furnish to the other Partners, promptly upon receipt by the Managing General Partner, any other engineering reports covering any of the Partnership Properties prepared by an independent petroleum engineer.

               (f) Such other information concerning the business, affairs and operations of the Partnership as the Limited Partners may request.

        10.04 BANK ACCOUNTS. The Managing General Partner shall establish and maintain one or more separate accounts for Partnership funds in the Partnership name at such financial institutions as he may designate. The Managing General Partner may not commingle the Partnership's funds with the funds of any Partner or Person.

                                   ARTICLE XI
                      WITHDRAWAL, BANKRUPTCY, REMOVAL, ETC.

        11.01  WITHDRAWAL, BANKRUPTCY, ETC. OF MANAGING GENERAL PARTNER.

               (a) Each General Partner covenants and agrees that it will not withdraw from the Partnership as a General Partner within the meaning of section 6.02 of the Act. If a General Partner shall so withdraw from the Partnership in violation of such covenant and agreement, such withdrawal shall be effective no earlier than the 90th day following notice of such withdrawal to all other Partners, and the Partnership may recover damages from such General Partner, including, without limitation, the reasonable cost of obtaining a replacement

                                       45

        of the services that such General Partner shall have been obligated to perform, and in addition may (i) pursue any remedies otherwise available under applicable law, and/or (ii) effect recovery of any of the damages just described by offsetting those damages against the amount otherwise distributable to such General Partner.

               (b) A General Partner shall not cease to be a General Partner on the occurrence of an event of the type described in section 4.02(a)(4) or (7)-(9) of the Act, but shall cease to be a General Partner (and, in the case of the Managing General Partner, Managing General Partner) on the 90th day thereafter. A General Partner shall notify each other Partner that an event of the type described in section 4.02(a)(4)-(10) of the Act has occurred with respect to it within five (5) Business Days after such occurrence.

               (c) Following any notice pursuant to Section 11.01(a) that the Managing General Partner shall be withdrawing, or following the occurrence of an event of the type described in section 4.02(a)(4)-(10) of the Act with respect to the Managing General Partner (without regard to the lapse of any time periods therein), the remaining Partners by written consent may select a new Managing General Partner, which (if not already a General Partner) shall be admitted to the Partnership as a General Partner effective immediately prior to the existing Managing General Partner's ceasing to be a General Partner with such Partnership Percentage as the Limited Partners making such selection may specify, but only if such new Managing General Partner, if not already a Partner, shall have made such Capital Contribution as such Limited Partners may specify and shall have executed and delivered to the Partnership a document including such new Managing General Partner's notice address, acceptance of all the terms and provisions of this Agreement, an agreement to perform and discharge timely all of its obligations and liabilities hereunder, and a representation and warranty that the representation and warranties in Section 3.02 are true and correct with respect to such new Managing General Partner. Notwithstanding the foregoing provisions of this Section 11.01(c), the right to select such new Managing General Partner shall not exist or be exercised unless the Partnership shall have received favorable opinion of the Partnership's legal counsel or of other legal counsel acceptable to the Limited Partners making such selection to the effect that such selection and admission will not result in (a) the loss of limited liability of any Limited Partner or (b) in the Partnership's being treated as an association taxable as a corporation for federal income tax purposes. Notwithstanding the foregoing provisions of this Section 11.01(c), no such new Managing General Partner shall be admitted (and the existing Managing General Partner shall continue as such) if the event that permitted the selection of a new Managing General Partner shall have been an event of the type described in section 4.02(a)(5) of the Act that with the passage of time would cause the existing Managing General Partner to become a Bankrupt Partner but, due to the failure of such situation to continue, such Managing General Partner does not become a Bankrupt Partner.

        11.02 REMOVAL OF MANAGING GENERAL PARTNER. The Managing General Partner may be removed by the unanimous vote of the Partners other than the Managing General Partner or any

                                       46

Affiliate of the Managing General Partner acting as a General Partner or a Limited Partner upon its gross negligence, willful misconduct or a material breach of a material provision hereof (and such breach has not been cured or the Managing General Partner is not pursuing, at its cost a remedy for such breach, which cure is reasonably obtainable within 60 days) or in the event it becomes a Bankrupt Partner or is dissolved. Any such action for removal also must provide for the selection of a new Managing General Partner. The new Managing General Partner so selected shall be admitted to the Partnership as a General Partner with such Partnership Percentage as the Limited Partners making such selection may specify, but only if such new Managing General Partner shall have made such Capital Contribution as such Limited Partners may specify and shall have executed and delivered to the Partnership a document including such new Managing General Partner's notice address, acceptance of all the terms and provisions of this Agreement, an agreement to perform and discharge timely all of its obligations and liabilities hereunder, and a representation and warranty that the representation and warranties in Section 3.02 are true and correct with respect to such new Managing General Partner. Such removal shall be effective only immediately subsequent to such admission. Notwithstanding the foregoing provisions of this Section 11.02, the right to remove the Managing General Partner shall not exist or be exercised unless the Partnership shall have received a favorable opinion from the Partnership's legal counsel (or other counsel acceptable to the Limited Partners consenting to such removal) that the removal of the Managing General Partner and the selection and admission of a new Managing General Partner will not result in (a) the loss of limited liability of any Limited Partner or (b) in the Partnership's being treated as an association taxable as a corporation for federal income tax purposes. Notwithstanding the foregoing, the removed Managing General Partner shall not be released of any obligations or liabilities that may have accrued prior to the date of such removal. The removed Managing General Partner shall deliver unto the newly named Managing General Partner all of the books, records, files or other data owned by the Partnership and shall render a final accounting to the newly appointed Managing General Partner and all such other information as the newly appointed Managing General Partner may require.

        11.03 CONVERSION OF INTEREST. Immediately upon a Managing General Partner's ceasing to be Managing General Partner following the admission of a new Managing General Partner pursuant to Section 11.01(c) or 11.02, the former Managing General Partner's interest in the Partnership as a General Partner shall be converted into the interest of a Limited Partner in the Partnership having the Partnership Percentage equal to the Partnership Percentage of such former Managing General Partner immediately prior to its ceasing to be a General Partner, and such Managing General Partner shall be admitted to the Partnership as a Limited Partner.

        11.04 BANKRUPT PARTNERS. If any Partner shall become a Bankrupt Partner, the Partnership shall have the option, exercisable by notice from the Managing General Partner (including any newly designated Managing General Partner) to the Bankrupt Partner (or its representative) after receipt of notice of the occurrence of the event causing it to become a Bankrupt Partner, to buy, and upon the exercise of such option the Bankrupt Partner or its representative shall sell, its interest in the Partnership for an amount determined as follows:
The Bankrupt Partner shall give notice to the other Partners of such event. Within fifteen (15) days, the other Partners, or any of them electing to do so in proportion to their respective interests, shall have the prior and preferential right to buy such

                                       47

Partner's interest in the Partnership. The price to be paid shall be equal to the fair market value thereof determined by mutual agreement by the Bankrupt Partner (or its representative) and the Partners who have exercised such option; provided, however, that if such Persons shall not agree on such fair market value on or before the 15th day following the exercise of such option, either such Person, by notice to the other, may require such determination to be made by an independent appraiser specified in such notice, but on or before the fifth Business Day following receipt the Person receiving such notice shall object to such independent appraiser, and such Persons otherwise fail to agree on an independent appraiser, either such Person may petition the United States District Judge for the Southern District of Texas (Houston Division) then senior in service to designate such independent appraiser; and the determination of such independent appraiser shall be final and binding on all parties. The costs of appraisal shall be borne equally by the Bankrupt Partner and the Partners exercising such option. Such fair market value shall be paid in cash due on closing. The payment to be made to the Bankrupt Partner or its representative pursuant to this Section 11.04 is, and shall be conclusively deemed to be, in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Partner and its representative (and of any and all Persons claiming by, through, or under the Bankrupt Partner and its representative) in and in respect of the Partnership, including, without limitation, any interest in the Partnership, any rights in specific Partnership Property, and any rights against the Partnership and (insofar as the affairs of the Partnership are concerned) against the Partners and shall constitute a compromise to which all Partners have agreed pursuant to section 5.02(d) of the Act. If at the time any Partner shall become a Bankrupt Partner there shall be only one other Partner, such other Partner shall have all the rights of the Partnership and the Managing General Partner pursuant to this Section 11.04.

                                          ARTICLE XII
                           DISSOLUTION, LIQUIDATION, AND TERMINATION

        12.01 DISSOLUTION. The Partnership shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

               (a) the written consent of all Partners;

               (b) the date set forth in Section 2.06;

               (c) a Managing General Partner shall cease to be a General Partner as described in Section 11.01(b) and no new Managing General Partner shall have been selected and admitted as provided in Section 11.01(c); or

               (d) any other event causing dissolution as described in section
        8.01 of the Act (other than an event described in section 4.02(a)(4) or (7)-(10) of the Act, except as provided in Sections 11.01(b) and 12.01(c));

provided, however, that if an "event of withdrawal" (as defined in section 4.02(a) of the Act) shall occur with respect to any General Partner and at least one other General Partner shall remain and a

                                       48

Managing General Partner either shall remain or shall be about to be admitted pursuant to Section 3.03(c), 11.01(c), or 11.02, the Partnership automatically shall be reconstituted and the remaining General Partner(s) shall, and hereby agree to, carry on the business of the Partnership.

        12.02 LIQUIDATION AND TERMINATION. Upon dissolution of the Partnership, unless it is reconstituted and continued as provided in Section 12.01, the Managing General Partner shall act as liquidator or may appoint one or more other Persons as liquidator; provided, however, that if the Partnership shall be dissolved on account of an event of the type described in section 4.02(a)(4)-(10) of Act with respect to the Managing General Partner, the liquidator shall be one or more Persons selected in writing by the owners of a majority of Partnership Percentages. The liquidator shall proceed diligently to wind up the affairs of the Partnership and make final distributions as provided herein. The costs of liquidation shall be borne as a Partnership expense. The liquidator shall sell all Partnership Property to satisfy the liabilities of the Partnership and to make the distributions to the Partners set forth below. Until final distribution, the liquidator shall continue to operate the Partnership properties with all of the power and authority of the Managing General Partner. The steps to be accomplished by the liquidator are as follows:

               (a) As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Partnership's assets, liabilities, and operations through the last day of the calendar month in which the dissolution shall occur or the final liquidation shall be completed, as applicable;

               (b) The liquidator shall pay all of the debts and liabilities of the Partnership (including, without limitation, all expenses incurred in liquidation and any advances described in Section 4.05) or otherwise make adequate provision therefor (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

               (c) All remaining assets of the Partnership shall be distributed to the Partners as follows:

                     (i) First, Partnership cash shall be distributed to JEDI in the amount and manner described in the last sentence of Section 4.01(e);

                     (ii) Second, Partnership cash shall be distributed to JEDI to pay the positive balance of the Investment Account-JEDI, and

                     (iii) Third, Partnership Property shall be distributed
               among the Partners in accordance with their respective Partnership Percentages.

               (d) Subject to Section 5.01(i), any items of income, gain, loss, or deduction realized by the Partnership in its final fiscal year or other final period, shall be allocated

                                       49

        among the Partners so as to ensure, to the extent possible (as determined by the Partners) that the Capital Accounts of the Partners equal the amounts they are entitled to receive as distributions pursuant to Section 12.02(c). Subject to the provisions of Section 12.03, the distribution of cash and/or property to a Partner in accordance with the provisions of this Section 12.02 shall constitute a complete return to the Partner of its Capital Contributions and a complete distribution to the Partner of its interest in the Partnership and all the Partnership's property and shall constitute a compromise to which all Partners have consented within the meaning of section 5.02(d) of the Act. To the extent that a Partner shall return funds to the Partnership, it shall have no claim over against any other Partner for the same.

        12.03. RESTORATION OF DEFICIT CAPITAL ACCOUNT. At such time during liquidation of the Partnership pursuant to Section 12.02 after all assets of the Partnership have been sold, all liabilities and expenses have been paid, all revenues, costs, deductions, expenses, gains and losses have been allocated, all cash has been distributed, no Partner shall be obligated to make a contribution to increase its Capital Account to zero, if negative.

        12.04 CANCELLATION OF CERTIFICATE. Upon completion of the distribution of Partnership assets as provided herein, the Partnership shall be terminated, and the General Partner (or, if there shall be no General Partner, the Limited Partners) shall cause the cancellation of the Certificate and any other filings made pursuant to Section 2.05 and shall take such other actions as may be necessary to terminate the Partnership.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

        13.01 CONFIDENTIALITY. The Partners shall ensure that any information regarding the business, assets, customers, processes and methods of the Partnership or the other Partners that it may learn solely in the course of negotiations for or performance under this Agreement, the Gas Contract or the Area of Interest Agreement (a) is treated by it in strict confidence, (b) is not disclosed in any manner to any person other than an Affiliate (other than Enron Oil & Gas Company) of a Partner or as may be required by law, and (c) is not used by such Partner or any of its Affiliates for any purpose other than for the exclusive benefit of the Partnership or to comply with law or legal process. In addition, such information may be disclosed by a Partner to a person only if and to the extent that such information (i) is known to such person prior to learning of it from the Partner; (ii) is obtained, whether directly or indirectly, by such person from a source other than such Partner (or any of its Affiliates) that (A) did not require such person to hold such secrets or information in confidence and (B) did not limit or restrict such person's use thereof; or (iii) becomes known otherwise than through the Partnership or the Partner (or any of its Affiliates) seeking to use or disclose such information.

        13.02 NOTICES. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United

                                       50

States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person to such party. Notices given or served pursuant hereto shall be effective upon receipt by the Person to be notified. All notices to be sent to a Partner shall be sent to or made at the addresses set forth on such Partner's signature page hereto or as each Partner may specify by notice to the Managing General Partner. Any notice to the Partnership shall be given to the Managing General Partner.

        13.03 ENTIRE AGREEMENT; SUPERSEDURE. This Agreement, together with the Production Payment Purchase Agreement, all documents affixed hereto or thereto, and all other documents referred to herein or executed in connection herewith constitutes the entire agreement of the Partners and their Affiliates relating to the matters contained herein and supersedes all prior contracts or agreements, whether oral or written.

        13.04 EFFECT OF WAIVER OR CONSENT. No waiver or consent, express or implied, by any Person to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Person of its rights hereunder until the applicable statute of limitation period has run.

        13.05 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by a written instrument executed by all Partners; provided, however, that no amendment or modification reducing a Partner's Partnership Percentage (other than to reflect changes otherwise provided hereby) shall be effective without such Partner's consent; and provided further that amendments of the type described in Section 3.04 may be adopted as therein provided.

        13.06 BINDING EFFECT; JOINDER OF ADDITIONAL PARTIES. Subject to the restrictions on Dispositions set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Partners, as well as the respective successors and assigns of such Partners. All reference herein to any Partner shall include its respective permitted successors and assigns.

        13.07 CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the governance or construction of this Agreement to the laws of another jurisdiction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes. All sums and amounts payable or to be payable pursuant to the provisions of this Agreement shall be payable in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts

                                       51

in the United States of America. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        13.08 FURTHER ASSURANCES. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Partner agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and all such transactions.

        13.09 DEEMED ASSENT. The failure of any Person to respond, within the response period set forth in the request in question (which response period shall end no earlier than the fifth and no later than the 15th Business Day following the date on which such Person receives such request as described in
Section 13.02), either in the affirmative or in the negative, to any request it receives relating to a proposed act in respect of which such Person is entitled to vote pursuant hereto shall be deemed conclusively for all purposes to be a vote by such Person in favor of the act set forth in such request; or, if an option has been granted herein, an election not to exercise such option.

        13.10 WAIVER OF CERTAIN RIGHTS. Each Partner irrevocably waives any right it might have to maintain any action for dissolution of the Partnership or to maintain any action for partition of the property of the Partnership.

        13.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

        13.12  ARBITRATION.

               (a) On the request of any Partner, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto and pertaining to the interpretation of or breach of this Agreement (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any Partner may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

               (b) Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this
        Section 13.12, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any aware rendered by an arbitrator maybe entered in any court having jurisdiction.

                                       52

               (c) Any arbitration shall be conducted before one arbitrator. The arbitrator shall be an individual who is knowledgeable in the subject matter of the Dispute selected by agreement between the Partners. If the Partners cannot agree on an arbitrator within thirty (30) days after the request for an arbitration, then any Partner may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

               (d) To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing Partners.

               (e) All fees of the arbitrator and any engineer, accountant or other consultant engaged by the arbitrator, shall be paid by the Partners according to their Partnership Percentages unless otherwise awarded by the arbitrator.

                          [SIGNATURES BEGIN NEXT PAGE]

                                       53

        WITNESS WHEREOF, the initial Partners have executed this Agreement as of the date first set forth above.


GENERAL PARTNER:                            OEDC EXPLORATION &
                                            PRODUCTION, L.P.
                                            BY:  OEDC, INC., ITS GENERAL PARTNER
 .

                                            By: /s/ David B. Strassner
                                                    David B. Strassner
                                                    President

1400 Woodloch Forest Dr.
Suite 520
The Woodlands, Texas  77380

Attention:     R. Keith Anderson

Telephone:     (713) 364-0033
Telecopy:      (713) 364-1122

                                      S - 1

LIMITED PARTNER:                           JOINT ENERGY DEVELOPMENT
                                           INVESTMENTS LIMITED PARTNERSHIP
                                           BY:  ENRON CAPITAL MANAGEMENT LIMITED
                                           PARTNERSHIP, ITS GENERAL PARTNER
                                           BY:  ENRON CAPITAL CORP., ITS GENERAL
                                           PARTNER


                                           By:/s/ Wynne Snoots, Jr.
                                                  Wynne Snoots, Jr.
                                                  Agent and Attorney-in-Fact

Joint Energy Development Investments Limited Partnership
c/o Enron Capital Corp.
1400 Smith
Houston, Texas  77002

Attention:     Donna Lowry

Telecopy:      (713) 646-3602
Telephone:     (713) 853-1939

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